Exhibit 2.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [*****] INDICATES THAT INFORMATION HAS BEEN OMITTED.

RECEIVABLE PURCHASE AGREEMENT

RECEIVABLE PURCHASE AGREEMENT (as it may be amended, modified or supplemented from time to time, this “Agreement”) is made as of February 19, 2020 (the “Purchase Date”), by and between Envision Insurance Company, an Ohio domiciled insurance company (“Seller”), and in its capacity as the initial “Servicer” as herein provided, and PART D RECEIVABLE TRUST 2020-1 with respect to Series A thereof, a Delaware statutory trust (“Purchaser”) beneficially owned, directly or indirectly, by Bank of America, NA (“BOA”) or a wholly-owned subsidiary thereof.

RECITALS

WHEREAS, Seller is a prescription drug plan sponsor under the Social Security Act for the operation of a voluntary Medicare Prescription Drug Plan that has an agreement with The Centers for Medicare and Medicaid Services, a federal agency of the United States of America, or its permitted assigns (“CMS” or “Account Debtor”), to accept enrollments to provide basic prescription drug coverage and operate a voluntary prescription drug plan for eligible recipients;

WHEREAS, Seller is the legal owner of a Receivable (as hereinafter defined) payable by Account Debtor; and

WHEREAS, Seller desires to sell the Receivable to Purchaser, and Purchaser is willing to purchase from Seller the Receivable, on the terms set forth herein.

THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.            Definitions. Certain capitalized terms used in this Agreement shall have the meanings given to those terms in Exhibit A attached hereto and thereby incorporated herein.

2.            Sale and Purchase.

(a)           Sale. On the Purchase Date, Purchaser shall purchase from Seller, and Seller shall sell to Purchaser, all of Seller’s right, title and interest in the Receivable (once sold and purchased hereunder, the “Purchased Receivable”) and the proceeds thereof.

(b)           Term. This Agreement shall continue in effect until the Termination Date. Termination shall not affect the rights and obligations of the parties hereunder that are expressed to survive termination hereof.

(c)           Conditions to Obligations of the Purchaser. Purchaser’s obligation to purchase the Receivable is subject to the reasonable satisfaction or waiver by Purchaser of the following conditions prior to the Purchase Date:

(i)            Purchaser shall have received a complete copy of the documentation specified on Schedule 2-A hereto;

(ii)          the representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects;

(iii)         Seller shall be in compliance with each term, covenant and other provision of this Agreement applicable to Seller in all material respects;

(iv)         no event shall exist on the Purchase Date that would give rise to an Event of Repurchase with respect to the Receivable;

(v)          receipt by Purchaser of a duly executed copy of the Indemnity Agreement substantially in the form attached as Exhibit B;

(vi)         receipt by Purchaser of a copy of the proposal associated with Seller’s errors and omissions insurance policy as currently in effect, for which the order to bind was issued on January 30, 2020, and as included in the Data Room (as hereinafter defined) (it being understood that Seller’s policy is part of Health Dialog Services Corporation’s policy and that the full policy is not yet available from the insurer);

(vii)        receipt by Purchaser of a copy of Seller’s directors and officers liability insurance policy as currently in effect and included in the Data Room (it being understood that Seller’s policy is part of Rite Aid Corporation’s policy);

(viii)       no Insolvency Event with respect to Seller shall have occurred and be continuing; and

(ix)         Purchaser shall have received each of the following documents, each dated such date:

(A)            a certificate of the Secretary or Assistant Secretary of Seller substantially in the form attached as Exhibit C, certifying the names and true signatures of the incumbent officers authorized on behalf of Seller to execute and deliver this Agreement and any other documents to be executed or delivered by it hereunder, together with its Organizational Documents and board resolutions, evidencing corporate action necessary for Seller to execute, deliver and perform its obligations under this Agreement;

(B)            copies of proper Uniform Commercial Code financing statements substantially in the form attached as Exhibit D, identifying Seller as “seller” and Purchaser as “buyer”, together with evidence that they have been duly filed on the initial Purchase Date or that instructions are in place to file immediately thereafter in the correct filing office under the Uniform Commercial Code of the jurisdiction in which Seller is located for purposes of the UCC;

(C)            a good standing certificate for Seller from the Office of the Secretary of State for the State of Ohio;

(D)            a “true sale” opinion of counsel to Seller substantially in the form attached as Exhibit E;

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(E)            opinions of counsel to Seller with respect to corporate matters of Seller substantially in the forms attached as Exhibit F; and

(F)            all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation, reasonably requested by Purchaser at least five (5) Business Days prior to the Purchase Date.

(d)           Conditions to Obligations of the Seller. Seller’s obligation to sell the Receivable is subject to the reasonable satisfaction or waiver by Seller of the following conditions prior to the Purchase Date:

(i)            the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects;

(ii)           Purchaser shall be in compliance with each term, covenant and other provision of this Agreement applicable to Purchaser in all material respects;

(iii)          Seller shall have received a certificate of the Secretary or Assistant Secretary of Purchaser substantially in the form attached as Exhibit G, certifying the names and true signatures of the incumbent officers authorized on behalf of Purchaser to execute and deliver this Agreement and any other documents to be executed or delivered by it hereunder, together with its Organizational Documents and board resolutions, evidencing necessary organizational action and governmental approvals, if any, necessary for Purchaser to execute, deliver and perform its obligations under this Agreement;

(iv)         no Insolvency Event with respect to Purchaser shall have occurred and be continuing;

(v)          no event shall exist on the Purchase Date that would give rise to an Event of Repurchase with respect to the Receivable; and

(vi)         Seller shall have received a duly executed copy of the Confidentiality Agreement.

(e)            Upfront Purchase Price. The upfront purchase price for the Purchased Receivable (the “Upfront Purchase Price”) shall be payable by wire transfer of immediately available funds to Seller’s Account by Purchaser on the Purchase Date and shall be equal to $[*****].

(f)            Payment of the Commitment Fee and the Transaction Fees and DPP Expenses by Seller; Payment of the Shortfall Expenses by Purchaser. The Upfront Purchase Price paid on the Purchase Date reflects a reduction for (i) the amount of the Commitment Fee, which shall be retained by Purchaser from Collections prior to the remittance of the Deferred Purchase Price to Seller in accordance with Section 2(h) below and (ii) the Estimated Transaction Fees and DPP Expenses. Notwithstanding the foregoing, if, upon the termination of the Indenture and the winding up and dissolution of Purchaser, the actual Transaction Fees and DPP Expenses are less than the Estimated Transaction Fees and DPP Expenses, Purchaser shall notify Seller and reimburse Seller for the amount of such difference (the “Shortfall Expenses”).

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(g)            Remittance of Collections. Each payment from Account Debtor to Seller in respect of the Purchased Receivable is referred to herein as a “Collections Payment” and the aggregate Collections Payments received by Seller and paid to Purchaser in respect of the Purchased Receivable are referred to as the “Collections.” Servicer shall provide Purchaser written notice of its determination that the Final Collections Payment has been received, together with reasonable supporting documentation.

(h)            Payment of the Deferred Purchase Price. The deferred purchase price for the Purchased Receivable (the “Deferred Purchase Price”) shall, if greater than zero, be payable to the Seller’s Account by Purchaser on the thirtieth (30th) day following remittance by Servicer to Purchaser of the Final Collections Payment. For the avoidance of doubt, there shall be no cap on the amount of Deferred Purchase Price, if any, payable to Seller in accordance with the formula below. To the extent the formula below results in a negative number, the Deferred Purchase Price shall be zero.

Deferred Purchase Price = A – B – C – D – E, where:

A            = The Collections

B            = The Funded Amount

C            = Any Late Payment Discount

D            = Commitment Fee

E            = Purchaser Equity Amount

(i)            True Sale; No Recourse. Except as otherwise provided in this clause (i) and in Section 8 hereof or, with respect to Rite Aid Corporation, to the extent provided in the Indemnity Agreement, (i) the purchase of the Purchased Receivable is made without recourse to Seller or any of its Affiliates, including Rite Aid Corporation or any of its subsidiaries, and (ii) neither Seller nor any of its Affiliates, including Rite Aid Corporation and its subsidiaries, shall have any liability to Purchaser for Account Debtor’s failure to pay the Purchased Receivable when it is due and payable under the terms applicable thereto. Purchaser and Seller have structured the transaction contemplated by this Agreement as a sale, and Purchaser and Seller each agree to treat such transaction as a “true sale” for all purposes under applicable law and accounting principles, including, without limitation, in their respective books, records, computer files, tax returns (federal, state and local), regulatory and governmental filings (and shall reflect such sale in their respective financial statements). Notwithstanding the foregoing, it is acknowledged and agreed that the Deferred Purchase Price may remain on Rite Aid Corporation’s balance sheet with an explanatory note thereto. In the event that, contrary to the mutual intent of the parties, the purchase of the Purchased Receivable is not characterized as a sale, each of the parties hereto shall take such further action as reasonably required in order for the sale of the Purchased Receivable to be treated as a sale; provided, however, that in no event will the Seller be obligated to take any action which would cause the Seller or any of its subsidiaries or Affiliates to (i) violate the terms of any material agreement or instrument to which it is a party or bound or to which its property is subject, (ii) violate any law, statute, rule, regulation, judgement or order of any governmental or administrative agency or body or any court, domestic or foreign, having jurisdiction over the Seller or any of its subsidiaries or Affiliates or any of their respective properties, or (iii) breach or default, or result in the creation or imposition of a lien, charge or encumbrance upon any property or assets of the Seller or any of its subsidiaries or Affiliates pursuant to, or require the consent of any other party to, any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Seller or any of its subsidiaries or Affiliates is a party or by which it or any of them may be bound, or to which any of the property or assets of the Seller or any of its subsidiaries or Affiliates is subject (any of clauses (i) through (iii), a “Restricted Action”); provided that foregoing limitations shall not be interpreted as or deemed to supercede or limit any representation provided by Seller to Purchaser under this Agreement.

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3.           Seller Representations and Warranties. Seller represents and warrants to Purchaser (i) on the Purchase Date (with respect to those representations and warranties set forth in clause (a) below) and (ii) except as would not reasonably be expected to materially impair Purchaser's ability to collect the Funded Amount, on each day from the Purchase Date until the Termination Date (with respect to all other representations and warranties set forth in this Section 3):

(a)           Receivable.

(i)           Purchaser has received true and complete copies of (a) the documentation specified on Schedule 2-A hereto in respect of the Receivable and (b) except as otherwise set forth in Section 2(c)(vi) with respect to Seller’s errors and omissions policy, the additional documentation provided to Purchaser in the Skadden, Arps, Slate, Meagher & Flom LLP Secure FTP Server (the “Data Room”), and such documentation in (a) and (b) constitutes all material supporting documentation in the possession of Seller with respect to the Receivable that has been requested by Purchaser, it being understood and agreed that Purchaser has not received electronic prescription drug event (“PDE”) files and related documentation.

(ii)          The information in respect of the Receivable provided by Seller to Purchaser and specified on Schedule 2-B hereto is accurate in all material respects.

(iii)         The outstanding amount of the Receivable as of the date of this Agreement is $[*****].

(iv)         For the year ended December 31, 2019, Seller has prepared electronic PDE records based on processed claims in accordance with CMS requirements in all material respects and consistent with past practice in all material respects, and has provided such records to CMS.

(v)          The outstanding amount of the Receivable as of the date of this Agreement (i) is based on all PDEs for the year ended December 31, 2019 that have been accepted by CMS as of February 5, 2020, (ii) complies with Statutory Accounting Principles in all material respects, and (iii) is subject to customary monthly adjustment as part of CMS ordinary course review.

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(vi)            (A) Immediately preceding its sale, transfer or assignment of the Receivable hereunder, Seller was the legal owner of the Receivable free and clear of any Lien, (B) the Receivable is an Eligible Receivable, and (C) the sale, transfer or assignment hereunder constitutes a valid sale, transfer and assignment to Purchaser of all of Seller’s right, title and interest in, to and under the Receivable and the Collections, free and clear of any Liens, it being understood by Purchaser that payment of the Receivable by Account Debtor is required to be paid to an account of Seller. Seller has not pledged, assigned, sold, contributed, granted a security interest in, or otherwise conveyed the Receivable or related Collections except as permitted by this Agreement. Seller has not authorized the filing of and is not aware of any financing statements filed against Seller that include a description of collateral covering the Receivable and related Collections other than any financing statement (i) in favor of Purchaser or (ii) that has been terminated or amended to reflect the release of any security interest in the Receivable and related Collections.

(b)           Seller. Seller is a duly formed insurance company, validly existing and in good standing under the laws of its state of formation and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not result in a Material Adverse Change. Seller is not subject to any Insolvency Event.

(c)           No Conflict, etc. The execution, delivery and performance by Seller of this Agreement and each other document to be delivered by Seller hereunder, (i) are within Seller’s corporate or other organizational powers, (ii) have been duly authorized by all necessary corporate or other organizational action, and (iii) do not contravene (A) Seller’s Organizational Documents, (B) any contractual restriction binding on or affecting Seller or its property, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting Seller or its property, except, in the case of clauses (iii)(B) and (C), to the extent such contravention would not reasonably be expected to result in a Material Adverse Change. The Seller has not received any oral or written notice from Account Debtor that the execution, delivery and performance by Seller or Purchaser of this Agreement or any other document to be delivered by Seller or Purchaser hereunder contravenes any law, rule or regulation of Account Debtor and the execution, delivery and performance by Seller of this Agreement and each other document to be delivered by Seller hereunder does not contravene any law, rule or regulation applicable to Seller, including to the knowledge of Seller, any law, rule or regulation of Account Debtor, except to the extent such contravention would not reasonably be expected to result in a Material Adverse Change. The Agreement has been duly executed and delivered by Seller. No competing notice of assignment or payment instruction or other notice inconsistent with the transactions contemplated in this Agreement is in effect with respect to the Receivable.

(d)           Authorizations; Filings. No authorization, approval, permit, license or other action by, and no notice to or filing with, any governmental entity is required for the due execution, delivery and performance by Seller of this Agreement or any other document to be delivered hereunder except for (i) the Seller first having obtained the approval of its Form D filing made with the Ohio Department of Insurance in connection with an amendment to one of its affiliate agreements, which approval was received on January 3, 2020, (ii) the filing of the Uniform Commercial Code Financing Statements, (iii) a material transaction informational filing that is required to be made with the Ohio Department of Insurance by the Seller following the Purchase Date, and (iv) ordinary course Securities Exchange Act of 1934 (“Exchange Act”) filings following the date of this Agreement, or except to the extent the failure to obtain any authorization, approval or other action, or to make any notice or filing, would not reasonably be expected to result in a Material Adverse Change.

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(e)            Enforceability. This Agreement constitutes the legal, valid and binding obligation of Seller and Servicer, enforceable against Seller and Servicer, as applicable, in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to the enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought at equity or law).

(f)            Change of Control. There is no pending Change of Control with respect to Seller or Indemnitor.

(g)            Litigation Matters. There is no pending (or, to its knowledge, threatened) action, proceeding, investigation or injunction, writ or restraining order affecting Seller or any of its Affiliates before any court, governmental entity or arbitrator which could reasonably be expected to result in a Material Adverse Change, and Seller is not currently the subject of, and has no present intention of taking any action to commence, an Insolvency Event applicable to Seller.

(h)            Taxes; Liens Against Seller. Seller has (i) timely filed all tax returns (federal, state and local) required to be filed by it and (ii) paid, or caused to be paid, all taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP, except to the extent that any such non-filing or non-payment could not reasonably be expected to result in a Material Adverse Change.

(i)            Material Adverse Change. There exists no event which has or is reasonably likely to result in a Material Adverse Change.

(j)            Anti-Corruption Laws & Sanctions. The Seller has implemented and maintains in effect policies and procedures reasonably designed to promote compliance by it and its directors, officers, employees and agents, when acting at the direction of or for the benefit of the Seller, with Anti-Corruption Laws and applicable Sanctions. The Seller and, to the knowledge of Seller, its respective officers, employees and directors are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. Neither the Seller, any of its subsidiaries nor, to the knowledge of Seller, any Affiliate of any of the foregoing, (a) is a Sanctioned Entity; (b) is controlled by or is acting on behalf of a Sanctioned Entity; (c) to its knowledge is under investigation for an alleged breach of Sanction(s) by an Governmental Authority that enforces Sanctions; or (d) will fund any payment in connection with the Purchased Receivable with proceeds derived from any transaction that would be prohibited by applicable Sanctions or would otherwise cause the Purchaser or any member of the BOFA Group to be in breach of any applicable Sanctions. The transactions contemplated by this Agreement will not violate Anti-Corruption Laws or applicable Sanctions.

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(k)            Review. Seller has discussed and reviewed this Agreement with its representative accountants, independent auditors and counsel to the extent Seller deemed reasonably necessary.

(l)            Sweep Account. The Sweep Account is the only account as of the date hereof as to which Account Debtor has been directed to remit payments by wire transfer or electronic funds transfer to Seller with respect to the Purchased Receivable. Seller has not granted any Person dominion or control of the Sweep Account or the right to take control of the Sweep Account at a future time or upon the occurrence of a future event.

(m)          Investment Company Act. Seller is not, and is not controlled by, an “investment company” as defined in the Investment Company Act.

(n)           Health Care Laws. Except where the failure to comply with any applicable Health Care Law could not reasonably be expected to cause a Material Adverse Change, Seller and each of its Affiliates is, and at all times during the three (3) calendar years immediately preceding the Purchase Date has been, in compliance with all Health Care Laws. To the knowledge of Seller, no circumstance exists or event has occurred with respect to a violation of any Health Care Law that could reasonably be expected to cause a Material Adverse Change. Neither Seller nor any of its Affiliates has received any notice of communication from any governmental authority alleging noncompliance with any applicable Health Care Law that could reasonably be expected to cause a Material Adverse Change.

(o)            Beneficial Ownership Regulation. The Seller is an entity that is organized under the laws of the United States or of any state and at least 51% of whose common stock or analogous equity interest is owned directly or indirectly by a company listed on the New York Stock Exchange (the “NYSE”).

(p)            No Brokers or Finders. Seller has not incurred nor become liable for any broker’s commission or finder’s fee relating to the transactions contemplated by this Agreement.

(q)            Errors and Omissions Insurance Policy. Health Dialog Services Corporation, a Delaware corporation and a wholly owned subsidiary of Indemnitor (the “Named Insured”), shall maintain at its own expense, and keep in full force and effect during the term of this Agreement, a blanket fidelity bond and an errors and omissions insurance policy (from an insurance company that has a claim paying ability (or the obligations which are guaranteed or backed by a company having such claims paying ability)) covering Seller’s directors, officers and employees in connection with Seller’s activities under this Agreement. Such insurance policy shall protect Seller against losses resulting directly from forgery, theft, embezzlement, fraud, errors and omissions of such covered persons. In the event that any such bond or policy ceases to be in effect, the Named Insured (or an Affiliate thereof) shall obtain a comparable (in all material respects) replacement bond or policy.

(r)            No Other Representations and Warranties. Except for the representations and warranties contained in Section 4 hereof, none of the Purchaser nor any Affiliate, representative, advisor or agent of the Purchaser nor any other person has made or is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied with respect to the Purchaser, the Receivable, this Agreement or the transactions contemplated hereby and the Seller disclaims any reliance on any representation or warranty of the Purchaser or any Affiliate, representative, advisor or agent of the Purchaser except for the representations and warranties expressly set forth in Section 4 hereof.

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4.            PURCHASER Representations and Warranties. Purchaser represents and warrants to Seller on the Purchase Date and, except as would not reasonably be expected to materially impair Purchaser’s ability to pay the Deferred Purchase Price or otherwise satisfy its obligations hereunder, on each day from the Purchase Date until the Termination Date:

(a)            Purchaser. Purchaser is duly formed, validly existing and in good standing under the laws of its state of formation and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not result in a material adverse change in the business condition (financial or otherwise), operations, performance or properties of Purchaser that substantially impairs the ability of Purchaser to fulfill its obligations hereunder, or the impairment of the validity or enforceability of, or a material adverse effect on the rights, remedies or benefits available to, Seller under this Agreement (a “Purchaser MAE”). Purchaser is a wholly-owned subsidiary of BOA, and BOA is the administrator of Purchaser. Purchaser is not subject to any Insolvency Event.

(b)            No Conflict, etc. The execution, delivery and performance by Purchaser of this Agreement and each other document to be delivered by Purchaser hereunder, (i) are within Purchaser’s trust or other organizational powers, (ii) have been duly authorized by all necessary organizational action, and (iii) do not contravene (A) Purchaser’s Organizational Documents, (B) any contractual restriction binding on or affecting Purchaser or its property, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting Purchaser or its property, except, in the case of clauses (iii)(B) and (C), to the extent such contravention would not reasonably be expected to result in a Purchaser MAE. The Agreement has been duly executed and delivered by Purchaser. None of the Purchaser Knowledge Persons have received any oral or written notice from Account Debtor that the execution, delivery and performance by Seller or Purchaser of this Agreement or any other document to be delivered by Seller or Purchaser hereunder contravenes any law, rule or regulation of Account Debtor. The execution, delivery and performance by Purchaser of this Agreement and each other document to be delivered by Purchaser hereunder does not contravene any law, rule or regulation applicable to Purchaser, except to the extent such contravention would not reasonably be expected to result in a Purchaser MAE.

(c)            Authorizations; Filings. No authorization, approval, permit, license or other action by, and no notice to or filing with, any governmental entity is required for the due execution, delivery and performance by Purchaser of this Agreement or any other document to be delivered hereunder, except to the extent the failure to obtain any authorization, approval or other action, or to make any notice or filing would not reasonably be expected to result in a Purchaser MAE.

(d)            Enforceability. This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser, in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to the enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought at equity or law).

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(e)            Litigation Matters. There is no pending (or, to its knowledge, threatened) action, proceeding, investigation or injunction, writ or restraining order affecting Purchaser or any of its Affiliates before any court, governmental entity or arbitrator which could reasonably be expected to result in a material adverse effect on Purchaser’s ability to purchase the Receivable from Seller or otherwise perform its obligations under this Agreement, and Purchaser is not currently the subject of, and has no present intention of taking any action to commence, an Insolvency Event applicable to Purchaser.

(f)            Diligence. Purchaser has (i) conducted diligence with respect to the Receivable and the transaction contemplated by this Agreement, (ii) received all documentation related to the Receivable and the Contract for the Receivable that Purchaser requested from Seller and (iii) discussed and reviewed this Agreement with its counsel to the extent Purchaser deemed reasonably necessary; provided, however, the foregoing shall in no way limit any right or remedy of the Purchaser under this Agreement, or the liability of Seller under this Agreement, with respect to any breaches by the Seller of any representation or warranty under this Agreement or any other purpose hereunder.

(g)           No Brokers or Finders. Purchaser has not incurred nor become liable for any broker’s commission or finder’s fee relating to the transactions contemplated by this Agreement.

(h)           Taxes; Liens Against Purchaser. Purchaser has (i) timely filed all tax returns (federal, state and local) required to be filed by it and (ii) paid, or caused to be paid, all taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP, except to the extent that any such non-filing or non-payment could not reasonably be expected to have a Purchaser MAE.

(i)            Purchaser Indebtedness. As of the Purchase Date, Purchaser’s only indebtedness are the asset-backed notes in an aggregate principal amount of $[*****] (the “Notes”) governed by the Indenture, dated as of the date hereof, by and between Purchaser, as issuer, and U.S. Bank National Association, as indenture trustee (the “Indenture”). Other than the Notes and Transaction Fees and DPP Expenses to be paid on the Purchase Date, Purchaser has less than $100,000 of liabilities.

(j)            No Other Representations and Warranties. Except for the representations and warranties contained in Section 3 hereof and the Indemnity Agreement, none of the Seller nor any Affiliate, representative, advisor or agent of the Seller nor any other person has made or is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied with respect to the Seller, the Receivable, this Agreement or the transactions contemplated hereby and the Purchaser disclaims any reliance on any representation or warranty of the Seller or any affiliate, representative, advisor or agent of the Seller except for the representations and warranties expressly set forth in Section 3 hereof.

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5.            Seller Covenants. Until the Termination Date, Seller agrees to perform the covenants set forth below:

(a)            Notice of Disputes, Breaches of Contract, Etc. Seller shall, as soon as reasonably possible and in accordance with Section 5(i) hereof, to the extent applicable, deliver a reasonably detailed written notice to Purchaser of (i) any Dispute asserted or threatened in respect of the Purchased Receivable, (ii) any material breach by Account Debtor that Seller has knowledge of with respect to the Contract which might reasonably be expected to give rise to Account Debtor failing to pay any amount due under the Receivable, (iii) any audit by the Account Debtor or the Ohio Department of Insurance with respect to the Receivable or the transactions contemplated hereby to which the Seller has knowledge, except for routine examinations and inquiries performed in the ordinary course of business, or (iv) it becoming illegal for Account Debtor to pay all or any part of the invoice amount because of the imposition of any prohibition or restriction on such payments of which Seller is aware.

(b)            Contract; Purchased Receivable. Seller, at its expense, shall timely and fully perform in all material respects all terms, covenants and other provisions required to be performed by it under the Contract and for the enforcement of Account Debtor’s obligations thereunder and shall promptly notify Purchaser of any material breaches of the Contract by Seller.

(c)            Existence. Seller will (i) comply in all material respects with all applicable laws, rules, regulations and orders and (ii) preserve and maintain its organizational existence, rights, franchises, qualifications, and privileges, except in the case of (i) or (ii), as could not reasonably be expected to have a material adverse effect on Purchaser’s ability to purchase the Receivable from Seller or Seller’s ability to collect the Receivable from Account Debtor. Other than for a corporate reorganization or other valid corporate reason, Seller will keep its state of organization as in effect on the date of this Agreement and principal place of business and chief executive office and the office where it keeps its records concerning the Purchased Receivable at the address set forth in Section 12 hereof or, in each case, upon ten (10) Business Days’ prior written notice to Purchaser, at any other locations in jurisdictions where all actions reasonably necessary to protect and maintain Purchaser’s interest in the Purchased Receivable have been taken and completed.

(d)            Books and Records. Seller will maintain accurate books and accounts with respect to the Purchased Receivable and shall make a notation on its books and records, including any computer files, to the extent reasonably possible, to indicate that the Purchased Receivable has been sold to Purchaser. Seller shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Purchased Receivable and the Contract in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for collecting the Purchased Receivable (including, without limitation, records adequate to permit the daily identification of the Purchased Receivable and all Collections of and adjustments to the existing Purchased Receivable). Notwithstanding the foregoing, the Seller shall not be required to adopt policies or procedures or keep books and records that are materially different from its past practice.

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(e)            Sales, Liens and Debt. Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien, encumbrance or security interest upon or with respect to, the Purchased Receivable or upon or with respect to the Sweep Account or any other deposit or other account to which any Collections of the Purchased Receivable are sent, or assign any right to receive income in respect thereof except the interests in favor of Purchaser.

(f)            Extension or Amendment of Purchased Receivable. Seller will not amend in any manner that is adverse to Purchaser or extend the payment terms under the Purchased Receivable, in each case, in any material respect unless approved in advance in writing by Purchaser, and shall not otherwise waive or permit or agree to any deviation from the terms or conditions of the Purchased Receivable in any material respect without the prior written consent of Purchaser.

(g)            Examination and Visits. Seller will, at Purchaser’s expense, during regular business hours, permit Purchaser, or its agents or representatives, upon reasonable prior notice, (i) on a confidential basis, to examine all books, records and documents (including, without limitation, computer tapes and disks) in its possession or under its control strictly relating to the Purchased Receivable owed by Account Debtor including, without limitation, the Contract, and (ii) to visit its offices and properties for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Purchased Receivable owed by Account Debtor or Seller’s performance hereunder or under the Contract with any of its officers or employees having knowledge of such matters (hereinafter, an “Audit”), provided that, if a breach or default of Seller’s or Servicer’s obligations hereunder occurs and is continuing, such Audit shall be at Seller’s expense. Notwithstanding the foregoing, (i) Seller shall not be required to share any document or information prohibited to be shared by law or by the terms of such document until such time as such information or documents are not prohibited to be shared, and (ii) Purchaser’s exercise of its rights under this Section 5(g) shall not unreasonably interfere with the normal operation of Seller’s business (clauses (i) and (ii), the “Access Restrictions”).

(h)            Accounting Treatment. Seller will account for the sale of the Purchased Receivable to Purchaser in accordance with statutory accounting principles set forth by the National Association of Insurance Commissioners and then in effect in the United States of America (“Statutory Accounting Principles”); as of the date hereof, the parties agree that such sale is a true sale.

(i)            Reporting Requirements. Until the Termination Date, Seller will provide to Purchaser the following:

(i)            within one hundred twenty (120) days after the end of each fiscal year commencing with the fiscal year ending December 31, 2019, audited annual financial statements for Seller on a consolidated basis, presenting fairly, in all material respects, the financial position and results of operations and cash flows of Seller and its subsidiaries taken as a whole as of such date and for such fiscal year, prepared in accordance with Statutory Accounting Principles then in effect. Notwithstanding the foregoing, Seller shall not be obligated to prepare financial statements in a manner that is materially different from Seller’s past practices, policies and procedures used in the preparation of its historical financial statements;

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(ii)            promptly, upon availability to Seller, any CMS Monthly Plan Payment Report;

(iii)           promptly, upon availability to Seller, any updates to the Envision Insurance Company Compliance Plan, as revised and adopted by the board of directors of Seller on December 4, 2019 and as provided to Purchaser in the Data Room;

(iv)           promptly, upon reasonable request, such data, reports and information relating to the Purchased Receivable reasonably requested by Purchaser from time to time; provided that, notwithstanding the foregoing, (A) Seller’s obligations and Purchaser’s rights under this Section 5(i)(iv) are subject to the Access Restrictions in all respects and (B) Seller shall not be required to prepare any data, reports or information that it has not historically prepared in the ordinary course of business, except if (1) Seller determines it shall not be unreasonably burdensome to do so or (2) to the extent there is a material change in the data, reports or information relating to the Purchased Receivable provided to Account Debtor by Seller;

(v)            promptly, upon availability to Seller, a monthly bank statement for the Sweep Account and a screenshot from the bank at which the Sweep Account has been established of the Sweep Account balance as of the close of business on the last Business Day of each month;

(vi)            as soon as reasonably practicable and in any event within five (5) Business Days after becoming aware of the occurrence thereof, written notice of (A) any non-payment of material amounts due with respect to the Purchased Receivable, (B) any matter that could reasonably be expected to result in a Material Adverse Change or (C) any event causing the Seller’s common stock or analogous equity interest not to be at least 51% owned directly or indirectly by a company listed on the NYSE; and

(vii)            as soon as reasonably practicable and in any event within five (5) Business Days after Seller's receipt or communication thereof, as applicable, copies of any (A) notice of non-compliance provided by CMS to Seller (including in the form of a compliance letter, warning letter, notice of non-compliance or corrective action plan request); (B) self-disclosure of non-compliance provided by Seller to CMS in the form of a letter, notice or other written communication; (C) notice provided by CMS to Seller indicating that CMS plans to initiate an enforcement action or contract action against Seller; and (D) notice provided by CMS to Seller indicating that CMS plans to initiate an audit of Seller, as well as any final audit results resulting therefrom; provided, that, in each case, Seller's obligations under this clause (vii) shall only arise in the event that any such notice of non-compliance, self-disclosure of non-compliance, enforcement action, contract action or audit might reasonably impact Purchaser's ability to collect the Funded Amount.

(j)            Taxes. Seller will pay any and all (i) taxes in the nature of transfer or conveyance taxes relating to, or arising out of the sale of the Purchased Receivable and (ii) any taxes in the nature of net income or franchise taxes payable in connection with the Purchased Receivable solely for periods ending on or prior to the Purchase Date other than any such taxes that Seller is contesting in good faith and for which adequate reserves have been taken. For clarity, Seller shall have no obligation whatsoever hereunder or otherwise with respect to taxes imposed on or measured by income or gross receipts of Purchaser and its assigns. Seller shall treat the sale of the Purchased Receivable pursuant to this Agreement as a sale for accounting and U.S. federal, state and local income tax purposes.

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(k)            Not Adversely Affect Purchaser’s Rights. Seller will refrain from any act or omission that, in the reasonable judgment of Seller, is likely to materially prejudice or limit in any material respect Purchaser’s ability to collect the Funded Amount. For the avoidance of doubt, nothing in this Agreement shall (i) prohibit the sale, lease, transfer or other disposition, whether in one or more transactions, of any shares of capital stock, statutory capital or assets of the Seller or any of its Affiliates (other than the Receivable), (ii) obligate the Seller or any of its Affiliates to continue to conduct its Medicare Part D business in whole or in part, or (iii) prevent Seller from conducting its business in the ordinary course.

(l)            Use of Proceeds. No portion of the Purchase Price paid hereunder will be used (i) for a purpose that violates Regulation U or X promulgated by the Board of Governors of the Federal Reserve System from time to time, or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Exchange Act or (iii) to, directly or indirectly, either (x) purchase any asset or securities from any Purchaser’s “affiliate” as such term is defined in 12 C.F.R. Part 223 or (y) invest in any fund sponsored by the Purchaser or Affiliate thereof. Nothing herein shall prevent the Purchase Price from being used to repay any outstanding indebtedness, including indebtedness which any Affiliate of the Purchaser is an owner or lender.

(m)            Accuracy of Information. All written information furnished by the Seller to any member of the BOA Group after the Purchase Date pursuant to Section 5(i) (i) will be a true and complete copy thereof and (ii) any such information that constitutes an update to the information provided on Schedule 2-B hereof will be accurate in all material respects on the date such information is stated or certified and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading; provided, however, with respect to projected financial information and forward looking statements, the Seller represents only that such information was prepared in good faith based on assumptions believed to be reasonable at the time. The information included in any Certificate of Beneficial Ownership shall be true and correct in all respects.

(n)            Sanctions. Neither the Seller, nor any Person directly or indirectly controlling the Seller, and no Person directly or indirectly controlled by the Seller, and no other Affiliate of any of the foregoing, in each case directly or indirectly, shall use any portion of the Purchase Price paid hereunder, or lend, contribute, or otherwise make available any portion of the Purchase Price paid hereunder to any subsidiary, joint venture partner, or other Person (i) to fund any activities or business of or with a Sanctioned Entity (with respect to sectoral sanctions, to the extent prohibited by applicable Sanctions), or (ii) in any manner that would be prohibited by applicable Sanctions or would otherwise cause the Purchaser or any member of the BOA Group to be in breach of any applicable Sanctions. The Seller shall comply with all applicable Sanctions in all material respects, and shall maintain policies and procedures reasonably designed to promote compliance with Sanctions.

(o)            Anti-Corruption Laws and Anti-Money Laundering Laws. The Seller, each Person directly or indirectly controlling the Seller, each Person directly or indirectly controlled by the Seller shall, in all material respects, (i) comply with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws; (ii) maintain policies and procedures reasonably designed to promote compliance with all applicable Anti-Money Laundering and Anti-Corruption Laws; and (iii) not use any portion of the Purchase Price paid hereunder in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.

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(p)            Regulation W. The Seller agrees to respond promptly to any reasonable requests for information from Purchaser regarding Seller’s use of the Purchase Price paid hereunder to the extent required by any member of the BOA Group in connection with such member’s determination of its compliance with Section 23A of the Federal Reserve Act (12 U.S.C. § 371c) and the Federal Reserve Board’s Regulation W (12 C.F.R. Part 223).

6.            PURCHASER CovenantS. Until the Termination Date, Purchaser agrees to perform the covenants set forth below:

(a)            Sales, Liens and Debt. Purchaser will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien, encumbrance or security interest upon or with respect to the funds that will be used to pay the Deferred Purchase Price, other than the lien on the Purchased Receivable pursuant to the Indenture, or assign any right to receive income in respect thereof except the interests in favor of Seller.

(b)            Administrator. Purchaser will not replace or remove BOA as administrator of Purchaser, or appoint a successor administrator should BOA resign as administrator of Purchaser, without the prior written consent of Seller, which may be withheld in Seller’s sole discretion.

(c)            Pledge of Agreement. Purchaser will not pledge this Agreement or its rights hereunder.

(d)            Purchaser’s Business. Purchaser shall conduct no business other than entry into this Agreement and the Indenture and the transactions contemplated hereby and thereby. Purchaser shall not incur, assume or otherwise take on any indebtedness other than (i) the Notes, (ii) those obligations that are contemplated by this Agreement and the Indenture and (iii) Purchaser’s indemnification obligations to U.S. Bank Trust National Association, as owner trust trustee (“Owner Trust Trustee”), under the Amended and Restated Owner Trust Agreement, dated as of the date hereof, by and among BOA, as depositor, the Owner Trust Trustee and U.S. Bank National Association, as certificate registrar and as paying agent (the “Trust Agreement”). Purchaser shall maintain access to adequate funds to pay the Deferred Purchase Price, if any, and any other amounts owed to Seller under this Agreement.

(e)            Notice. Purchaser will promptly inform Seller of (i) any breach by Purchaser of the covenants, representations and warranties set forth in this Agreement and (ii) receipt by Purchaser or the Purchaser Knowledge Persons of any notice from Account Debtor that (A) the transactions contemplated by this Agreement violate any law, rule or regulation of Account Debtor or (B) would otherwise call into question the validity of this Agreement.

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7.            servicing; Collection Activities; ETC.

(a)            Appointment of Servicer. Purchaser appoints Seller as its servicer and agent (in such capacity, the “Servicer”) for the administration and servicing of the Purchased Receivable, and Seller hereby accepts such appointment and agrees to assume the duties and the administration and servicing obligations as Servicer, and perform all customary and appropriate commercial collection activities (short of litigation) in arranging the timely payment of amounts due and owing by Account Debtor all in accordance with applicable laws, rules and regulations, with commercially reasonable care and diligence, including, without limitation, diligently and faithfully performing all servicing and collection actions. Such appointment as Servicer shall not release Seller from any of its other duties to comply with any other terms, covenants and provisions of this Agreement. In connection with its servicing obligations, Servicer will, and will ensure that Seller will, perform their respective obligations and exercise their respective rights under the Contract with the same care and applying the same policies in all material respects as they apply to receivables similar to the Purchased Receivable generally and would exercise and apply if they owned the Purchased Receivable and shall act to maximize Collections. Servicer will be deemed to have acted to maximize Collections and satisfy its obligations in this Section 7 to the extent that Servicer acts in a manner that is reasonably consistent, in all material respects, with how it collects similar receivables for its own account. The compensation to Seller for the performance of its obligations as Servicer of the Purchased Receivable is included in the payment of the Upfront Purchase Price for the Purchased Receivable. For the avoidance of doubt, without Servicer’s prior written consent, which consent shall not be unreasonably withheld, Servicer will not be required to take any action in connection with its servicing obligations under this Section 7(a) that it has not taken in administering and servicing the Purchased Receivable in the past; provided that, to the extent Servicer takes any action inconsistent with or in addition to its past practice at the direction of Purchaser, Purchaser shall reimburse Servicer for any reasonable expenses incurred in connection with such action. Servicer may perform any and all of its duties and exercise its rights and powers by or through any one or more agents appointed by Servicer. Seller’s appointment as servicer and agent is not a representation or warranty by Seller with respect to the amounts, if any, that will be paid by Account Debtor or the timing of such payments.

(b)            Collections.

(i)            Transfer of Collections Payments From Servicer to Purchaser Account. Servicer will collect all amounts due in respect of the Purchased Receivable on behalf of Purchaser and covenants (i) to promptly (and in any event on the date of receipt thereof to the extent practicable) transfer by wire transfer all Collections Payments to the Purchaser Account on account of the Purchased Receivable, (ii) not to change the payment instructions while the Purchased Receivable remains outstanding, and (iii) to take any and all other actions, including actions reasonably requested by Purchaser, to ensure that all amounts owing under the Purchased Receivable, including amounts with respect to Dilution of the Purchased Receivable, will be paid exclusively to Seller and transferred to the Purchaser Account as provided herein.

(ii)           Maintenance of Sweep Account. The Sweep Account will be designated to receive amounts owing under the Purchased Receivable and the other Medicare Part D receivables of Seller (including, without limitation, monthly capitation payments that, except as set forth in Section 7(c), for the avoidance of doubt, will not be paid to Purchaser), and Servicer covenants to maintain such account, so long as the Final Collections Payment remains unpaid unless otherwise agreed to in writing by Purchaser. Only the Chief Financial Officer, Treasurer, Assistant Treasurer or Director of Treasury Services of Envision or Rite Aid Corporation will have withdrawal rights with respect to the Sweep Account. The Sweep Account may not be closed unless Purchaser has received confirmation that either the Funded Amount has been paid to Purchaser or, subject to the requirements of the following sentence, a replacement Sweep Account has been established at Bank of America, N.A. Neither Seller nor Servicer will add any account as a Sweep Account or change any payment instructions with respect to the receipt of collections on the Receivable, unless (i) the Chief Executive Officer or Chief Financial Officer of Rite Aid Corporation has authorized such change in writing and (ii) Purchaser shall have provided prior written consent to such addition or change.

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(iii)          Receipt of Collections Payments by Purchaser; Funds Held in Trust for Purchaser by Seller or Servicer. No Collections Payments shall be deemed received by Purchaser for purposes of this Agreement until funds are credited to the Purchaser Account in immediately available funds or otherwise actually received by Purchaser; provided that, prior to being deposited in the Purchaser Account, funds received by Seller or Servicer on account of the Purchased Receivable shall be deemed to be the exclusive property of Purchaser, and Seller and Servicer each shall be deemed to be holding such funds in trust for the exclusive use and benefit of Purchaser. Neither Servicer nor Seller shall, directly or indirectly, utilize any such funds held in trust for Purchaser for its own purposes, and shall not have any right to pledge such funds as collateral for any obligations of Servicer or Seller or any other Person.

(c)            Payment Reconciliation. Pursuant to its servicing obligations under Section 7 hereof, Servicer shall be responsible for identifying, matching and reconciling any payments, including those adjustments related to any Dilution of the Purchased Receivable, deposited in the Purchaser Account or the Sweep Account with the Purchased Receivable, which shall not be materially more burdensome than Servicer’s existing policies and procedures. Servicer shall provide to Purchaser, substantially in the form attached as Exhibit H, a reconciliation (“Payment Reconciliation”) of all such payments deposited in the Purchaser Account or the Sweep Account, and adjustments (including Dilutions amounts, if any, with respect to the Purchased Receivable), concurrently with the transfer to the Purchaser Account of any Collections Payment in respect of the Purchased Receivable, to the extent practicable. No later than the Payment Due Date, Seller shall deposit to the Purchaser Account, from collections in respect of other receivables owing from Account Debtor to Seller or from any other funds of Seller, an amount equal to any Dilution. Collections with respect to the Purchased Receivable shall be allocated fully to Purchaser, provided that notwithstanding the foregoing, in the event of any Event of Repurchase with respect to the Purchased Receivable, all Collections shall be applied in respect of the Repurchase Price with respect to the Purchased Receivable until such time as it is paid in full and shall take into account any amounts previously paid hereunder. Seller shall hold funds in respect of Collections with respect to the Purchased Receivable in trust for Purchaser. Seller shall allocate any offsets, write-offs, recoupments, returns or other allowances by Account Debtor in accordance with the applicable CMS Monthly Plan Payment Report; provided, however, that such amounts that do not reasonably relate to the Purchased Receivable shall be allocated first to any receivables owing from Account Debtor to Seller (excluding, for the avoidance of doubt, the Purchased Receivable) before allocating such amount to the Purchased Receivable, notwithstanding any alternative deduction by Account Debtor.

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(d)            Rights of Purchaser; Notices to Account Debtor. Purchaser shall have all rights as holder and owner in respect of the Purchased Receivable, including the right to exercise any and all of its rights and remedies hereunder, under applicable law or at equity to collect the Purchased Receivable; provided that, nothing herein shall limit Purchaser’s obligation to pay the Deferred Purchase Price pursuant to Section 2(h) hereof. In furtherance of the foregoing, Servicer agrees to provide such cooperation (including, without limitation, developing and effecting a communications strategy with Account Debtor) as may reasonably be requested by Purchaser to exercise its rights as holder and owner of the Purchased Receivable; provided, however, that (i) unless Account Debtor fails to pay the entire Funded Amount on or before the Payment Due Date (a “Payment Default”), Purchaser will not communicate with Account Debtor with respect to the Purchased Receivable without the prior written consent of Servicer, which may be withheld in Servicer’s sole discretion. Following a Payment Default, Purchaser shall not communicate with Account Debtor with respect to Servicer or the Purchased Receivable unless Purchaser and Servicer are not able to mutually agree upon a reasonable course of action to be adopted within ten (10) Business Days. The foregoing restrictions on Purchaser shall terminate following (i) an Insolvency Event of Seller or Servicer; (ii) an event that results in a Material Adverse Change for ten (10) days after notice from Purchaser to Servicer to remedy such Material Adverse Change; provided that, for purposes of this Section 7(d), a Material Adverse Change will be deemed to include (A) a breach by Seller of Sections 5(e) or 5(f) hereof and (B) a termination of the Contract; or (iii) a Payment Default following which Purchaser and Servicer are unable to mutually agree upon a reasonable course of action to be adopted within ten (10) Business Days (together, a “Specified Event”). Following a Specified Event, Purchaser shall be entitled to enforce its rights against Account Debtor in a commercially reasonable manner as the owner and holder of the Purchased Receivable, and Purchaser has the right to request reasonable assistance from Seller and Servicer in order to collect such outstanding amounts. Notwithstanding anything to the contrary contained in this Section 7(d), Servicer shall not be required to take any Restricted Action or cause an Access Restriction.

8.            Repurchase Events; Indemnities and Set-Off.

(a)            Repurchase Events. If any of the following events (“Event of Repurchase”), which event has a material adverse effect on the ability to collect the Funded Amount, occurs with respect to the Purchased Receivable prior to the Termination Date:

(i)            any representation or warranty by Seller hereunder with respect to the Purchased Receivable is incorrect when made; or

(ii)           Seller or Servicer fails to perform or observe any term, covenant or provision with respect to the Purchased Receivable or under this Agreement and such failure continues for thirty (30) days after written notice is given to Seller as provided below; or

(iii)          Account Debtor asserts a Dispute with respect to the Purchased Receivable that is not resolved within thirty (30) days; or

(iv)          a Change of Control occurs with respect to Seller or Indemnitor; or

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(v)           Seller or Servicer instructs Account Debtor to pay amounts owing in respect of the Purchased Receivable to an account other than the Sweep Account or the Purchaser Account, except as otherwise agreed to; or

(vi)         Seller shall sell all or substantially all of its Medicare Part D insurance business or the monthly amount of Medicare Part D capitation receivables declines below $[*****];

then, Seller shall promptly notify Purchaser of the occurrence of any Event of Repurchase hereunder and Purchaser may, at its option, require Seller to repurchase the Purchased Receivable then outstanding within ten (10) Business Days of demand therefor from Purchaser (such date, the “Repurchase Date”). The repurchase price (the “Repurchase Price”) for the Purchased Receivable shall be the amount equal to (A) the sum of (1) the Funded Amount, (2) the Late Payment Discount (if any), (3) the Commitment Fee and (4) the Purchaser Equity Amount minus (B) the Collections and amounts related to Dilution or Disputes, if any, with respect to the Purchased Receivable deposited into the Purchaser Account before the Repurchase Date and minus (C) the Shortfall Expenses, if any. The Repurchase Price for the Purchased Receivable shall be paid to the Purchaser Account in immediately available funds on the Repurchase Date. Upon the payment in full of the Repurchase Price for the Purchased Receivable, the Purchased Receivable shall be considered repurchased by Seller from Purchaser without recourse to or warranty by Purchaser. Upon repurchase by Seller, Seller shall have all right, title and interest in and to the repurchased Purchased Receivable, Purchaser shall have no further rights under this Agreement and the repurchased Purchased Receivable shall be free and clear of any Liens or encumbrances of any kind or nature whatsoever. In the event of a repurchase by Seller, Seller may account for the repurchase of the Purchased Receivable in its sole discretion. To the extent there is any dispute as to whether an Event of Repurchase has occurred or the amount of the Repurchase Price, such dispute shall be administered pursuant to Section 17 hereof and the Repurchase Date shall be delayed until such dispute is resolved.

(b)            General Indemnification. Seller and Servicer each hereby agrees to indemnify Purchaser (together with its officers, directors, agents, representatives, shareholders, counsel and employees, each, an “Indemnified Party”) from and against any and all claims, losses and liabilities (including, without limitation, reasonable and documented attorneys’ fees of one counsel) in an amount not to exceed the Repurchase Price (the “Indemnified Amounts”) arising out of or resulting from any of the following: (i) the failure by Seller or Servicer to comply in any material respect with (A) any applicable law, rule or regulation with respect to the Purchased Receivable or (B) the Contract or any other contract with respect to the Purchased Receivable; (ii) the failure to vest in Purchaser a valid ownership interest in the Purchased Receivable and the proceeds and Collections in respect thereof free and clear of any Liens or encumbrances of any kind or nature whatsoever (other than those granted under this Agreement); (iii) the commingling by Seller or Servicer of Collections at any time with other funds of Seller, Servicer or any other Person; provided that the Purchaser acknowledges that the commingling of Collections Payments in the Sweep Account with other receivables of Seller from Account Debtor shall not constitute a breach or default under this Agreement; (iv) any bona fide claim brought by any Person other than an Indemnified Party arising from Servicer’s collection activities, (v) any Dispute or Dilution as a result of actions or omissions by Seller or Servicer to the extent Seller has not already remitted payment to Purchaser for such amounts, as appropriate, pursuant to Section 7(c) hereof, or (vi) any offsets, write-offs, recoupments, returns or other allowances by Account Debtor that do not reasonably relate to the Purchased Receivable to the extent Seller has not already remitted payment to Purchaser for such setoff pursuant to Section 7(c) hereof. The foregoing indemnification shall not apply in the case of any claims, losses or liabilities to the extent resulting solely from the gross negligence, bad faith or willful misconduct of an Indemnified Party. Notwithstanding anything to the contrary herein, Seller shall not have liability to any Indemnified Party under this Section 8(b) for any Indemnified Amounts that consist of any: (A) punitive or exemplary damages or (B) remote, speculative, special, indirect or consequential damages or lost profits. Seller will have the right at any time to conduct and control the defense of, negotiate, settle or otherwise control any claims pursuant to this Section 8(b) and to select counsel of reasonable experience and expertise in the relevant area(s) of law implicated by such claims; provided, however, that if the defendants in any such action include both the Seller and the Purchaser and the Indemnified Parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other Indemnified Parties that are different from or additional to those available to the Seller or that such that joint representation of the parties would create an ethical conflict of interest for counsel, the Indemnified Party or parties shall have the right to elect to be represented by one separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or parties. Seller shall not, without the consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could reasonably have been a party and indemnity could reasonably have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Indemnified Party.

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(c)            Tax Indemnification. Seller will indemnify Purchaser for (i) any taxes withheld or deducted from payments on the Purchased Receivable by Account Debtor, (ii) any taxes payable by Seller pursuant to Section 5(j) of this Agreement and (iii) costs, expenses and reasonable and documented fees of one counsel selected by Purchaser in defending against the same, whether arising by reason of the acts to be performed by Seller hereunder or otherwise.

9.            Retained Obligations. Purchaser shall have no responsibility for, or have any liability with respect to, the performance of the Contract, and neither shall Purchaser have any obligation or right to intervene in any Dispute arising out of the performance of the Contract. Neither any claim that Seller may have against Account Debtor or any other Person, nor the failure of Account Debtor to fulfill its obligations under the Contract, shall affect the obligations of Seller and Seller as Servicer to perform its obligations and make payments required to be made by Seller or Servicer hereunder, and none of such events or circumstances shall be used as a defense or as set-off, counterclaim or cross-complaint as against the performance or payment of any of Seller’s or Servicer’s obligations hereunder.

10.          Costs and Expenses; DEFAULT RATE.

(a)           Seller shall reimburse Purchaser for the Transaction Fees and DPP Expenses (as part of the Funded Amount) in the manner set forth in Sections 2(f).

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(b)           Any fees, expenses, Repurchase Price or other amounts payable by Seller to Purchaser in connection with this Agreement shall bear interest each day from the later of (x) the date due and (y) December 1, 2020, until paid in full at the Default Rate, whether before or after judgment; provided that, interest shall not accrue with respect to any amounts that are the subject of a dispute resolution pursuant to Section 17 hereof until the dispute with respect to such amount has been resolved. Fees are deemed payable on the date or dates set forth herein; expenses, indemnity, or other amounts payable by Seller to Purchaser are due thirty (30) days after receipt by Seller of written demand thereof.

11.          General Payments. All amounts payable by Seller to Purchaser under this Agreement shall be paid in full, free and clear of all deductions, set-off or withholdings whatsoever except only as may be required by law, and shall be paid on the date such amount is due to the Purchaser Account. If any deduction or withholding is required by law, Seller shall pay to Purchaser such additional amount as necessary to ensure that the net amount actually received by Purchaser equals to the full amount Purchaser should have received had no such deduction or withholding been required. All payments to be made hereunder or in respect of the Purchased Receivable shall be in USD. Any amounts that would fall due for payment on a day other than a Business Day shall be payable on the succeeding Business Day. All interest amounts calculated on a per annum basis hereunder are calculated on the basis of a year of three hundred sixty (360) days consisting of twelve 30-day months.

12.          Notices. Unless otherwise provided herein, any notice, request or other communication which Purchaser, Seller or Servicer may be required or may desire to give to the other party under any provision of this Agreement shall be in writing and sent by e-mail, hand delivery, courier or first class mail, certified or registered and postage prepaid, and shall be deemed to have been given or made when transmitted (i) if delivered by e-mail, after receipt of an electronic receipt from the recipient’s e-mail system, (ii) if delivered by hand, after actual receipt and (iii) if delivered by courier or certified or registered mail, after receipt of a delivery confirmation, and in each case addressed to Purchaser, Seller or Servicer as set forth below. Any party hereto may change the address to which all notices, requests and other communications are to be sent to it by giving written notice of such address change to the other parties in conformity with this paragraph, but such change shall not be effective until notice of such change has been received by the other parties.

If to Seller or Servicer:	Envision Insurance Company
8957 Canyon Falls Blvd
Twinsburg, OH 44118
Email: rweinberg@envisionrx.com
Attention: Robert B. Weinberg, Esq.

with a copy to (which copy shall not constitute notice hereunder):

Rite Aid Corporation
30 Hunter Lane
Camp Hill, PA 17011
Fax: (717) 760-7867
Email: jcomitale@riteaid.com
Attention: James J. Comitale, Esq.

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If to Purchaser:	Part D Receivable Trust 2020-1, Series A
C/o Bank of America, N.A.
Attention: [*****]
One Bryant Park, 12th Floor
New York, NY 10036
Phone: [*****]
Email: [*****]t@bofa.com

Seller agrees that Purchaser may presume the authenticity, genuineness, accuracy, completeness and due execution of any email or fax communication bearing a facsimile or scanned signature resembling a signature of an authorized Person of Seller without further verification or inquiry by Purchaser. Notwithstanding the foregoing, Purchaser in its sole discretion may elect not to act or rely upon such a communication and shall be entitled (but not obligated) to make inquiries or require further action by Seller to authenticate any such communication.

13.          Survival. (a) All covenants, representations and warranties made herein shall continue in full force and effect until the Termination Date; and (b) Seller’s and Servicer’s obligations to indemnify Purchaser with respect to the expenses, damages, losses, costs, liabilities and other obligations shall survive until 2 years following the date that the Final Collections Payment has been deposited in the Purchaser Account. Purchaser’s obligations under Sections 2(f) (with respect to payment of the Shortfall Expenses), 7(d) and 18(b) hereof shall survive the Termination Date. This Agreement shall terminate if the Purchase Date does not occur on or prior to February 28, 2020 and Seller will only be liable for reimbursement of Purchaser’s expenses in accordance with Section 10 hereof.

14.          USA PATRIOT ACT. Each of the Purchaser, BOA and the other members of the BOA Group hereby notifies the Seller and the Servicer that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107 56 (signed into law October 26, 2001) (the “PATRIOT Act”), members of the BOA Group may be required to obtain, verify and record information that identifies the Seller and the Servicer, which information includes the name, address, tax identification number and other information regarding the Seller and the Servicer that will allow members of the BOA Group to identify the Seller and the Servicer in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Each of the Seller and the Servicer agrees to promptly respond to any KYC Request and provide any member of the BOA Group, from time to time, with all documentation and other information that is reasonably requested by any member of the BOA Group in writing and that is required by bank regulatory authorities under “know your customer” and anti money laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.

15.          ACKNOWLEDGMENT REGARDING ANY SUPPORTED QFCs. To the extent that this Agreement provides support, through a guarantee or otherwise, for any swap contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Transaction Agreements and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

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(a)            In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Transaction Agreements that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Transaction Agreements were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)            As used in this Section 15, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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16.          Governing Law; venue; Waiver of jury trial; etc.

(a)            This Agreement shall be governed by the laws of the State of New York, without giving effect to conflict of laws principles that would require the application of the law of any other jurisdiction.

(b)            Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any federal court of the United States, or New York state court if required by law, sitting in the Borough of Manhattan, New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment. Each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such federal court or New York State court to the extent required by law to be heard in such state court. A final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any federal court located in the Borough of Manhattan. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)            EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT THAT SUCH PERSON MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

17.          DISPUTE RESOLUTION.

(a)            To the extent there is any dispute as to whether an Event of Repurchase has occurred (a “Event of Repurchase Dispute”), or the amount of the Deferred Purchase Price, Collections, Upfront Purchase Price, Repurchase Price, Indemnified Amounts, Final Collections Payment, Dilution, Ordinary Course Reconciling Items or Account Debtor Default Amounts (each, a “Payment” and a dispute with respect to such Payment, a “Payment Dispute”), the parties will cooperate in good faith to resolve any such dispute in writing as promptly as possible.  In the event the Purchaser and the Seller are unable to resolve any such dispute within twenty (20) days of the assertion of an Event of Repurchase pursuant to Section 8(a), or of when a Payment was owed under this Agreement (or such longer period as the Purchaser and the Seller shall mutually agree in writing), the parties shall within five (5) Business Days thereafter hire a mutually agreed upon independent actuarial or accounting firm with respect to a dispute relating to an Event of Repurchase or an independent accounting firm (the independent actuarial firm or independent accounting firm, as appropriate, is referred to as an “Arbitrator”) with respect to a dispute relating to a Payment to resolve the dispute, and direct such Arbitrator to submit its resolution (the “Final Decision”) to the parties within thirty (30) days after receiving submissions by each party (which submissions shall be made by each party within ten (10) days of hiring the Arbitrator).  All negotiations pursuant to this Section 17 shall be treated as compromise and settlement negotiations for purposes of Rule 408 of the Federal Rules of Evidence and comparable state rules of evidence, and all negotiations and submissions to the Arbitrator shall be treated as confidential information.  The Arbitrator shall be bound by a mutually agreeable confidentiality agreement.  In resolving any disputed item, the Arbitrator may not (i) introduce any new facts not provided by, or come to a resolution not proposed by, either the Purchaser or the Seller with respect to an Event of Repurchase Dispute or (ii) assign a value to any item greater than the greatest value for such items claimed by either the Purchaser or the Seller or less than the smallest value for such items claimed by either the Purchaser or the Seller with respect to a Payment Dispute.  The Final Decision shall be binding on both parties, and any final payment to a party set forth in the Final Decision shall be made by the applicable party within three (3) Business Days of receipt of the Final Decision.  The fees, costs and expenses of the Arbitrator shall be borne equally by the Purchaser and Seller.

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(b)            In the event Seller or Servicer remits any amount to Purchaser and such amount becomes subject to a dispute resolution pursuant to this Section 17 and the Final Decision or other resolution of such dispute is made in favor of Seller or Servicer, then Purchaser shall promptly return such funds to Seller without deduction therefrom.

18.          General Provisions.

(a)            This Agreement represents the final agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements with respect to such subject matter. No provision of this Agreement may be amended or waived except by a writing signed by the parties hereto.

(b)            This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that (i) neither Seller nor Servicer may assign any of its rights hereunder without Purchaser’s prior written consent, given or withheld in Purchaser’s sole discretion, and (ii) Purchaser may not assign any of its obligations, rights or benefits hereunder without Seller’s prior written consent, given or withheld in Seller’s sole discretion, and only Purchaser and BOA, in its capacity as administrator of Purchaser, shall be entitled to enforce Purchaser’s rights hereunder (including any communication with Account Debtor). In no event will Purchaser assign any of its rights, obligations or benefits under this Agreement to a hedge fund, private equity firm, similar entity, noteholder or trustee of the Notes. Subject to the restrictions in the preceding sentence and clause (ii) hereof, Purchaser shall have the right, without the consent of Seller or Servicer, to sell, transfer, negotiate or grant participations in all or any part of, or any interest in, Purchaser.

(c)            Each provision of this Agreement shall be severable from every other provision hereof for the purpose of determining the legal enforceability of any specific provision. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement.

(d)            Purchaser will refrain from any act or omission that could reasonably be expected to materially prejudice or limit in any material respect Seller’s (A) ability to collect the amounts due hereunder, (B) ongoing business, operational or regulatory relationship with Account Debtor or (C) conduct of its Medicare Part D business. The foregoing shall in no way limit the rights of Purchaser set forth in Section 7(d) hereof.

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(e)            It is understood and agreed that money damages would not be a sufficient remedy for any breach or threatened breach of this Agreement by Seller or Servicer and that Purchaser shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach or threatened breach to the extent permitted by law. In the event that such equitable relief is granted, such remedy or remedies shall not be deemed to be the exclusive remedy or remedies for breach or threatened breach of this Agreement but shall be in addition to all other remedies available to Purchaser at law or equity.

(f)            BOA is an intended third-party beneficiary of all of the representations, warranties and covenants of the Seller and the Servicer set forth in this Agreement.

(g)            Seller and Purchaser shall, and shall cause their respective Affiliates to, consult with each other and to agree to the language of any press release or other public announcement regarding the transactions contemplated hereby. In any marketing materials of BOA, neither Seller nor Rite Aid Corporation shall be named. Nothing contained in this Section shall prevent Rite Aid Corporation from disclosing the existence, terms and conditions of this Agreement and the transactions contemplated hereby in connection with its securities law disclosure obligations or as otherwise required by law or legal process; provided that any such filing shall be in consultation with BOA (or consistent in all material respects with a prior filing made in consultation with BOA).

(h)            Part D Receivable Trust 2020-1 (the “Trust”) is a Delaware statutory trust organized in series. As such, the Trust may issue separate series of beneficial interests (each a “Series”) in segregated pools of assets of the Trust pursuant to Section 3806(b)(2) of the Delaware Statutory Trust Act, and each Series is a separate series of the Trust within the meaning of Section 3806(b)(2) of the Delaware Statutory Trust Act. Separate and distinct records shall be maintained by the Trust for each Series and the assets of the Trust associated with each Series shall be held and accounted for by the Trust separately from the assets of any other Series and the assets of the Trust generally. This Agreement is entered into only with respect to the Series A of the Trust. No debt, liability or obligation of Series A shall be a debt, liability or obligation of any other Series or the Trust generally, (ii) the debts, liabilities and obligations or expenses incurred, contracted for or otherwise existing with respect to Series A shall be enforceable against the assets of Series A only and not against any other assets of the Trust generally or the assets of any other Series, and (iii) except as provided for in the Trust Agreement or in a Series Supplement, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or the assets of any other Series shall be enforceable against the assets of Series A.

(i)            It is expressly understood and agreed by the parties hereto that (1) this Agreement is executed and delivered by the Owner Trust Trustee, not individually or personally, but solely as owner trustee of the Purchaser under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (2) each of the representations, undertakings and agreements herein made on the part of the Purchaser is made and intended not as personal representations, undertakings and agreements by the Owner Trust Trustee but is made and intended for the purpose for binding only, and is binding only on, the Purchaser, (3) nothing herein contained shall be construed as creating any duty or liability on the Owner Trust Trustee, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (4) the Owner Trust Trustee has not made any investigation into the accuracy or completeness of any representations or warranties made by the Purchaser hereunder and (5) under no circumstances shall the Owner Trust Trustee be personally liable for the payment of any indebtedness or expenses of the Purchaser or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Purchaser under this Agreement or the other Transaction Documents (as defined in the Trust Agreement).

[Remainder of page intentionally blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

ENVISION INSURANCE COMPANY, as Seller and Servicer

By:	/s/ Thomas J. Welsh
Name:	Thomas J. Welsh
Title:	Chief Financial Officer and Executive Vice President

[Signature Page to Receivable Purchase Agreement]

PART D RECEIVABLE TRUST 2020-1, ACTING SOLELY WITH RESPECT TO PART D RECEIVABLE TRUST 2020-1, SERIES A, as Purchaser

By:	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trust Trustee

By:	/s/ Brian W. Kozack
Name:	Brian W. Kozack
Title:	Vice President

[Signature Page to Receivable Purchase Agreement]

Schedule 1

Description of Medicare Part D Receivable

Summary	2019 Medicare Part D Final Reconciliation Payment from the Centers for Medicare & Medicaid Services to prescription drug plan sponsor for the provision of basic drug coverage through the operation of a Medicare Voluntary Prescription Drug Plan

Account Debtor	Centers for Medicare & Medicaid Services
Prescription Drug Plan Sponsor/ Seller	Envision Insurance Company
Prescription Drug Plan Sponsor Contract Number	[*****]
Contract Governing Receivable Between Account Debtor and Seller

CONTRACT WITH APPROVED ENTITY PURSUANT TO SECTIONS 1860D-1 THROUGH 1860D-43 OF THE SOCIAL SECURITY ACT FOR THE OPERATION OF A VOLUNTARY MEDICARE PRESCRIPTION DRUG PLAN, Between CMS and Envision Insurance Company; last signature dated as of September 18, 2018

Governing Law and Policies	42 C.F.R. Part 423 (with the exception of Subparts Q, R, and S), the Social Security Act §§1860D-1 through 1860D-43 (with the exception of §§1860D-22(a) and 1860D-31), and the Solicitation for Applications for Medicare Prescription Drug Plan 2019 Contracts, as well as all other applicable Federal statutes, regulations, and policies
Payment Category (Capitated Payment/ Premium Settlement/ Fees/ Special Adjustment)	Special Adjustment
Payment Type (Sequestration Adjustment/ Part D Annual Reconciliation)	Annual Part D Reconciliation – A one-time payment following the end of each contract year, in which CMS reconciles that contract year’s actual levels of enrollment, risk factors, levels of incurred allowable drug costs (after rebates and other discounts), reinsurance amounts, and low-income subsidies as described in 42 C.F.R. § 423.343
Contract Year	2019

Payment Due Date	October 30, 2020
Outstanding Amount of the Receivable as of the Date of this Agreement	$[*****]
Collection of Receivable	Deposited by Account Debtor into Seller’s Sweep Account

Schedule 1

Schedule 2-A

Documentation

[*****]

Schedule 2

Schedule 2-B

Information

1.	Account Debtor’s name.

2.	Summary of temporary delays in CMS payment of annual reconciliation payments to Seller since 2011.

3.	Seller’s audited financial statements prepared in accordance with Statutory Accounting Principles in all material respects for the years ended December 31, 2015, December 31, 2016, December 31, 2017 and December 31, 2018, which include accrued receivables for the CMS annual reconciliation payment for the applicable years then ended.

4.	The dollar amounts of Seller’s accrued receivables for the CMS annual reconciliation payment included on Seller’s balance sheet prepared in accordance with Statutory Accounting Principles in all material respects as of December 31, 2010, December 31, 2011, December 31, 2012, December 31, 2013, December 31, 2014, December 31, 2015, December 31, 2016, December 31, 2017 and December 31, 2018.

Schedule 2

Schedule 3

Sweep Account Information

[*****]

Schedule 3

Exhibit A

Definitions

“2019 Medicare Part D Final Reconciliation Payment”: The payment owing to Seller from Account Debtor pursuant to the Contract.

“Access Restrictions”: The meaning set forth in Section 5(g).

“Account Debtor”: The meaning set forth in the recitals hereto.

“Account Debtor Default Amounts”: Any amounts payable by Account Debtor to Seller related to the Purchased Receivable, which Account Debtor defaults in payment of or requires the return of payment of and such default or required return of payment does not result from any action or inaction of Seller with respect to the Purchased Receivable or in connection with any other obligations of Seller to Account Debtor (including if such default occurs after the Payment Due Date).

“Affiliate”: With respect to any Person, each officer, director, general partner or joint-venturer of such Person and any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. For purpose of this definition, “control” means the possession of either (a) the power to vote, or the beneficial ownership of, 50.1% or more of the equity interests having ordinary voting power for the election of directors of such Person or (b) the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Aggregate Remittances”: The sum of all remittances by Seller to Purchaser of the payments from Account Debtor to Seller in respect of the Purchased Receivable.

“Agreement”: The meaning set forth in the first paragraph of the agreement to which this Exhibit is attached.

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other applicable anti-bribery or anti-corruption laws, regulations or ordinances of any jurisdiction in which the Seller is located or doing business.

“Anti-Money Laundering Laws” means Applicable Law in any jurisdiction in which any member of the BOA is located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Law” means, with respect to any Person, (x) all provisions of law, statute, treaty, ordinance, rule, regulation, requirement, restriction, permit, certificate, decision, directive or order of any Governmental Authority applicable to such Person or any of its property and (y) all judgments, injunctions, orders, writs, decrees and awards of all courts and arbitrators in proceedings or actions in which such Person is a party to the extent applicable to such Person or by which any of its property is bound.

Exhibit A-1

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BOA”: The meaning set forth in the preamble.

“BOA Group”: BOA, and/or any of its Affiliates, subsidiaries, associated entities and any of their branches and offices, and “any member of the BOA Group” has the same meaning.

“Business Day”: Any day that is not a Saturday, Sunday or other day on which banks in New York City or the State of Illinois are required or permitted to close.

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest (regardless of such convertible debt security’s treatment under GAAP).

“Change of Control” means the occurrence of any of the following events:

(a) if any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Seller (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the “parent corporation”) so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

(b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Seller, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a wholly-owned subsidiary of Seller) shall have occurred, or the Seller merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into the Seller, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Seller is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

(1) the outstanding Voting Stock of the Seller is reclassified into or exchanged for other Voting Stock of the Seller or for Voting Stock of the surviving corporation; and

Exhibit A-2

(2) the holders of the Voting Stock of the Seller immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Seller or the surviving corporation immediately after such transaction; or

(c) the shareholders of the Seller shall have approved any plan of liquidation or dissolution of the Seller.

Notwithstanding the foregoing, (i) a transaction will not be deemed to involve a Change of Control if (1) the Seller becomes a direct or indirect wholly-owned subsidiary of a holding company and (2) the direct or indirect holders of the Voting Stock of the Seller become holders of Voting Stock of the ultimate parent holding company and immediately following that transaction, no “person”(as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of 50% or more of the total voting power of the Voting Stock of such ultimate parent holding company, and (ii) a “person” (as that term is used in Section 13(d)(3) of the Exchange Act) shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting, support, option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, unless the entry into or execution of such agreement results in a Material Adverse Change.

“CMS”: The meaning set forth in the recitals hereto.

“CMS Monthly Plan Payment Report”: The monthly report that Seller receives from CMS documenting the various components of monthly funding that CMS provides to Seller, an example of which is attached as Exhibit I.

“Collections”: The meaning set forth in Section 2(g) hereof.

“Collections Payment” The meaning set forth in Section 2(g) hereof.

“Commitment Fee”: Shall equal $[*****].

“Confidentiality Agreement”: Shall mean a confidentiality agreement substantially in the form attached as Exhibit J.

“Contract”: Contract [*****], last signature dated as of September 18, 2018, by and between Centers for Medicare & Medicaid Services and Envision Insurance Company, including obligations therein to operate in accordance with the regulations at 42 CFR Part 423 (with the exception of Subparts Q, R, and S), §§1860D-1 through 1860D-43 (with the exception of §§1860D-22(a) and 1860D-31) of the Act, and the Solicitation for Applications for Medicare Prescription Drug Plan 2019 Contracts (released in January 10, 2018), as well as all other applicable Federal statutes, regulations, and policies.

“Data Room”: The meaning set forth in Section 3(a)(i) hereof.

“Deferred Purchase Price”: The meaning set forth in Section 2(h) hereof.

Exhibit A-3

“Default Rate”: means [*****]%. Notwithstanding anything to the contrary contained herein, interest shall not accrue on any amount that exceeds the Funded Amount.

“Dilution”: All actual offsets to the Purchased Receivable, including, without limitation, write-offs, credit memoranda, recoupments, returns directly related to the Purchased Receivable, allowances and billing errors; provided that, Dilution shall not include any Ordinary Course Reconciling Items or Account Debtor Default Amounts.

“Discount Rate”: means [*****]%.

“Dispute”: Any commercial dispute, discount, deduction, delay, claim, offset, defense or counterclaim of any kind relating to the Purchased Receivable (other than (i) a discount or adjustment granted with Purchaser’s prior written consent or (ii) Ordinary Course Reconciling Items) relating to or arising out of any (a) failure by Seller to perform its obligations under the Contract, or (b) unless granted with the prior written approval of Purchaser, any cash discount or other adjustment by Seller which reduces the amount payable by Account Debtor on the Purchased Receivable in more than an immaterial amount or any material change in terms

“Eligible Receivable”: A Receivable that satisfies each of the following conditions to the satisfaction of Purchaser as of the Purchase Date:

(i)            it is a valid Receivable as described in Schedule 1, enforceable in accordance with its terms;

(ii)           it is generated by Seller, payable by Account Debtor under the Contract, which Contract is to Seller’s knowledge (a) in full force and effect, (b) a legal, valid and binding obligation of Seller and Account Debtor, enforceable against each such Person in accordance with its terms, and (c) does not contain a confidentiality provision that purports to restrict the ability of Purchaser to exercise its rights under this Agreement, including without limitation, its right to review the Contract;

(iii)          Seller has performed in all material respects the conditions required in order for Seller to receive payment for the Receivable from Account Debtor;

(iv)          has a Payment Due Date of October 30, 2020;

(v)           that is owned by Seller, free and clear of all Liens;

(vi)          that is freely transferable without the consent of any Person, including Account Debtor;

(vii)         for which no default or event of default (howsoever defined) impairing the value of the Receivable or Seller’s right to receive payment for the Receivable from Account Debtor under the Contract between Seller and Account Debtor exists;

Exhibit A-4

(viii)        (a) the Receivable is in full force and effect and is the valid and binding obligation of Account Debtor, enforceable in accordance with its terms, and constitutes Account Debtor’s legal, valid and binding obligation to pay Seller an amount equal to the Purchased Receivable; (b) neither Seller nor Account Debtor is in default in the performance of any of the provisions of the documentation applicable to its transactions included within the Receivable, including the Contract relating to the Receivable; (c) the Receivable and the Contract and sale terms related thereto are not subject to any defense or Dispute, whether arising out of the transactions contemplated by this Agreement or independently thereof; (iv) Seller has delivered all property or performed all services required to be so delivered or performed by the terms of the documentation giving rise to the Receivable and (v) the payments due with respect to the Receivable are not contingent upon Seller’s fulfillment of any further obligation;

(ix)           (a) the Receivable is a bona fide payment obligation of Account Debtor identified in the invoice and due on the Invoice Due Date for such Receivable; (b) no actual or pending Dispute or default or event of default with respect to any Receivable exists; and (c) the amount owed under the Receivable is free of allowances, side agreements and Dilution, other than those offsets reflected in the calculation of the Receivable and the Upfront Purchase Price as of the Purchase Date and the Deferred Purchase Price on the date of determination thereof; and

(x)           that constitutes an account or a payment intangible as defined in the UCC and is not evidenced by instruments or chattel paper.

“Estimated Transaction Fees and DPP Expenses”: Shall Purchaser’s good faith estimate of its costs and expenses (including, without limitation, reasonable and documented fees, disbursements and other charges of one legal counsel and other experts engaged by Purchaser as part of its diligence investigation of Seller and the Receivable) incurred in connection with the entry into this Agreement and the consummation of the transactions contemplated hereby, which amount shall be deemed to be $[*****].

“Event of Repurchase”: The meaning set forth in Section 8(a) hereof.

“Final Collections Payment”: The final Collections Payment in respect of the Purchased Receivable.

“Funded Amount”: Shall equal $[*****].

“Governmental Authority”: The government of the United States of America or any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank).

“Health Care Laws”: All applicable laws relating to fraud and abuse and/or participation in federal health care programs, including without limitation, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the False Claims Act, 31 U.S.C. Section 3729 et seq., the federal health care programs exclusion laws, Social Security Act §1128 (42 U.S.C. Section 1320a-7), the civil monetary penalties law, 42 U.S.C. Section 1320a-7a(b), Voluntary Medicare Prescription Drug Benefit, 42 C.F.R. Part 423, and The Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (“HITECH”) of the American Recovery and Reinvestment Act of 2009, and all rules and regulations promulgated pursuant thereto, at 45 C.F.R. Parts 160 & 164; and any and all other applicable health care laws, regulations, manual provisions, policies and administrative guidance related to any of the foregoing, each as amended, modified or supplemented from time to time and any successor statutes thereto and regulations promulgated from time to time thereunder.

Exhibit A-5

“Indemnified Amounts”: The meaning set forth in Section 8(b) hereof.

“Indemnified Party”: The meaning set forth in Section 8(b) hereof.

“Indemnitor”: The meaning set forth in the Indemnity Agreement.

“Indemnity Agreement” means that certain Indemnity Agreement, dated as of the Purchase Date, from Rite Aid Corporation in favor of Purchaser.

“Indenture”: The meaning set forth in Section 4(i) hereof.

“Insolvency Event”:  With respect to any Person, (1) such Person shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; (2) such Person commences a voluntary case under title 11 of the United States Code or the corresponding provisions of any successor laws; (3) anyone commences an involuntary case against such Person under title 11 of the United States Code or the corresponding provisions of any successor laws and such case shall remain undismissed or unstayed on the 60th day after commencement; (4) a court of competent jurisdiction appoints a  conservator, receiver, liquidator, or trustee with respect to such Person; or (5) such Person becomes subject to an order of supervision, conservation, rehabilitation, reorganization, or liquidation by any insurance commissioner, superintendent, or equivalent official; provided, that in the case of the inability of a Person to pay its debts as such debts become due arising by reason of currency restrictions or foreign political restrictions or regulations beyond the control of Seller or such Person, such event shall not be deemed an “Insolvency Event” hereunder.

“Investment Company Act” means the Investment Company Act of 1940, as amended or otherwise modified from time to time.

“KYC Package” means the documentation and other information requested by any member of the BOA Group in any KYC Request.

“KYC Request” means any reasonable request of any member of the BOA Group for documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act.

“Late Payment Discount”: The amount equal to:

(a)           for the period from and including November 3, 2020 to but excluding December 1, 2020, the product of (x) the average daily outstanding amount of the Funded Amount not received by Purchaser as of 5:00pm EDT on the immediately preceding Business Day, (y) the Discount Rate on the Payment Due Date and (z) the number of days in such period divided by 360; and

Exhibit A-6

(b)           for each calendar month from and including December 1, 2020, to but excluding the month (i) the Final Collections Payment is received by Purchaser or (ii) a Repurchase Date occurs, the product of (x) the average daily outstanding amount of the Funded Amount not received by Purchaser as of 5:00pm EDT on the immediately preceding Business Day, (y) the Default Rate on the first calendar day of such calendar month and (z) the number of days in such period divided by 360.

Notwithstanding anything to the contrary contained herein, there shall be no Late Payment Discount calculated on any amount that exceeds the Funded Amount.

“Lien” means, with respect to the Purchased Receivable, any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing), including the interest of a purchaser of accounts receivable, chattel paper, payment intangibles or promissory notes.

“Material Adverse Change”: An event that results or is reasonably likely to result in (a) a material adverse change in the business condition (financial or otherwise), operations, performance or properties of Seller that materially impairs the ability of Seller to fulfill its obligations hereunder, or (b) the impairment of the validity or enforceability of, or a material adverse effect on the rights, remedies or benefits available to, Purchaser under this Agreement or in the Purchased Receivable.

“Notes”: The meaning set forth in Section 4(i) hereof.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Ordinary Course Reconciling Items”: Reconciling items directly related to the Purchased Receivable that are reflected in the CMS Monthly Plan Payment Report as part of CMS ordinary course review.

“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and the operating agreement, or the equivalent thereof; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable governmental authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, or any equivalent thereof.

“Owner Trust Trustee” means U.S. Bank Trust National Association, not in its individual capacity but solely in its capacity as owner trust trustee of the Purchaser.

Exhibit A-7

“PATRIOT Act” has the meaning set forth in Section 14.

“Payment Default”: The meaning set forth in Section 7(d) hereof.

“Payment Due Date”: With respect to the Purchased Receivable, October 30, 2020.

“PDE”: The meaning set forth in Section 3(a) hereof.

“Person”: An individual, partnership, corporation (including a business trust), limited liability company, limited partnership, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

“Purchase Date”: The meaning set forth in the preamble hereto.

“Purchase Price”: The Upfront Purchase Price together with any Deferred Purchase Price.

“Purchased Receivable”: The meaning set forth in Section 2(a) hereof.

“Purchaser”: The meaning set forth in the preamble hereto.

“Purchaser Account”: The following account maintained in the name of Purchaser at U.S. Bank National Association, or such other account as may be identified in writing by Purchaser to Seller from time to time as the Purchaser Account:

[*****]

“Purchaser Equity Amount”: means [*****].

“Purchaser Knowledge Persons”: Means [*****].

“Receivable”: The 2019 Medicare Part D Final Reconciliation Payment owing to Seller by Account Debtor as described on Schedule 1 hereto arising pursuant to the Contract (whether constituting an account or payment intangible), including any right to payment of interest or finance charges and other obligations of Account Debtor with respect thereto, arising out of Seller’s sale and delivery of goods or Seller’s sale and provision of services. For the avoidance of doubt, the term “Receivable” shall not include any monthly capitation payments or other ordinary course adjustments by Account Debtor for overpayments, assessments, fines, compliance actions or other similar events.

“Repurchase Date”: The meaning set forth in Section 8(a) hereof.

“Repurchase Price”: The meaning set forth in Section 8(a) hereof.

“Restricted Action”: The meaning set forth in Section 2(i) hereof.

Exhibit A-8

“Sanction” or “Sanctions” means individually and collectively, respectively, economic or financial sanctions, sectoral sanctions, secondary sanctions, or trade embargoes and anti-terrorism laws, including but not limited to imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC, or the U.S. Department of State, the U.S. Department of Commerce, the U.S. Department of the Treasury, or through any existing or future Executive Order, (b) the United Nations Security Council, (c) the European Union, (d)  or Her Majesty’s Treasury of the United Kingdom or (e) any other Governmental Authority with jurisdiction over the Seller or Servicer.

“Sanctioned Entity” means any individual, entity, group, territory or country that is the target of any Sanctions, including without limitation, any legal entity that is deemed to be a target of Sanctions based on the direct or indirect ownership or control of such entity by any other Sanctioned Entity.

“Seller”: The meaning set forth in the preamble.

“Seller’s Account”: Seller’s operating account maintained at Bank of America with [*****], for the benefit of and on behalf of Envision Insurance Company, or such other bank account identified in writing by Seller to Purchaser from time to time.

“Servicer”: The meaning set forth in Section 7(a) hereof.

“Shortfall Expenses”: The meaning set forth in Section 2(f) hereof.

“Statutory Accounting Principles”: The meaning set forth in Section 5(g) hereof.

“Sweep Account” Each deposit account or other account into which any payments made by Account Debtor directly related to the Purchased Receivable are collected, remitted or deposited and which is listed on Schedule 3 hereto, as such Schedule 3 may be amended or updated from time to time.

“Termination Date” means the date that is the later of (a) thirty (30) days following the date on which the Servicer provides Purchaser written notice of its determination that the Final Collections Payment has been received, together with reasonable supporting documentation; provided, however, if Purchaser notifies Seller in writing within ten (10) Business Days of receipt of such written notice from Servicer that it disagrees with Servicer’s determination of the Final Collections Payment, the Termination Date shall be the date thirty (30) days following Servicer’s and Purchaser’s mutual agreement that the Final Collections Payment has been received, (b) the date that the Deferred Purchase Price, if any, is paid, or (c) a Repurchase Date.

“Transaction Fees and DPP Expenses”: Shall mean all of Purchaser’s costs and expenses (including, without limitation, reasonable and documented fees, disbursements and other charges of one legal counsel and other experts engaged by Purchaser as part of its diligence investigation of Seller and the Receivable) incurred in connection with the entry into this Agreement and the consummation of the transactions contemplated hereby.

“UCC”: The Uniform Commercial Code in effect in the State of New York from time to time.

Exhibit A-9

“Upfront Purchase Price”: The meaning set forth in Section 2(e) hereof.

“USD”: United States Dollars, the lawful currency of the United States of America.

“Voting Stock” of any Person means all classes of Capital Stock, or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

Exhibit A-10

Execution Version

Exhibit B

Form of Indemnity Agreement

Reference is hereby made to that certain Receivable Purchase Agreement, dated as of February 19, 2020 (as may be amended, supplemented or otherwise modified from time to time, the “Receivable Purchase Agreement”), by and among ENVISION INSURANCE COMPANY, an Ohio domiciled insurance company (“Seller”) and PART D RECEIVABLE TRUST 2020-1, a Delaware statutory trust (“Purchaser”) beneficially owned, directly or indirectly, by Bank of America, N.A. (“BOA”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Receivable Purchase Agreement.

To induce Purchaser to enter the Receivable Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, RITE AID CORPORATION, a Delaware corporation (the “Indemnitor”), hereby agrees (this “Indemnity Agreement”) as follows:

SECTION 1.         Indemnity. Upon the occurrence of a Trigger Event (as defined below), the Indemnitor agrees to be unconditionally, jointly and severally liable with Seller in the amount of, and to indemnify, reimburse and hold Purchaser harmless from, any actual liability, loss, damage, cost or expense (including but not limited to the reasonable and documented fees and expenses of one counsel for Purchaser) actually suffered or incurred by Purchaser (including the reasonable and documented fees and expenses of one counsel for Purchaser in connection with enforcing this Indemnity Agreement) resulting from any of the events specified in subsections (a) through (f) below (in each case, a “Trigger Event”); provided that, the liability of Indemnitor hereunder shall not exceed the liability of Seller to Purchaser under the Receivable Purchase Agreement plus any costs or expenses incurred by Seller in connection with the enforcement of this Indemnity Agreement (the obligations of the Indemnitor under this Indemnity Agreement, the “Indemnified Obligations”):

(a)          fraud, intentional misrepresentation or willful misconduct by Seller in connection with the Receivable Purchase Agreement or the transactions contemplated thereby;

(b)          the Seller’s intentional misapplication or misappropriation of Collections Payments in respect of the Purchased Receivable;

(c)           the failure to vest in Purchaser a valid ownership interest in the Purchased Receivable and the proceeds and Collections Payments in respect thereof free and clear of any Liens or encumbrances of any kind or nature whatsoever (other than those granted under the Receivable Purchase Agreement or as a result of actions by Purchaser);

(d)          the commingling by Seller or Servicer of Collections Payments at any time with other funds of Seller, Servicer or any other Person; provided that Purchaser acknowledges that the commingling of Collections Payments in the Sweep Account shall not constitute a breach or default under the Receivables Purchase Agreement;

(e)          Seller or Servicer (x) instructs Account Debtor to pay amounts owing in respect of the Purchased Receivable to an account other than the Sweep Account or the Purchaser Account, except as otherwise agreed to or (y) grants to any other Person dominion or control of the Sweep Account; or

(f)           the breach of any representation, warranty or covenant of the Indemnitor under this Indemnity Agreement; provided that the breach of any representation, warranty or covenant of the Indemnitor under this Indemnity Agreement shall not constitute a Trigger Event unless such breach would reasonably be expected to have a material adverse effect on Purchaser’s ability to collect the Purchased Receivable.

SECTION 2.        Representations and Warranties. The Indemnitor hereby makes the following representations and warranties as of the date hereof:

(a)           It is validly formed, duly organized and existing and in good standing as a corporation under the laws of the State of Delaware.

(b)          It has all requisite power and authority (i) to own its properties and conduct its business as presently owned or conducted and (ii) to execute and deliver this Indemnity Agreement and to perform its obligations hereunder.

(c)           It is duly qualified to do business and in receipt of all necessary licenses and approvals in each jurisdiction where the failure to be so qualified, licensed or approved could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Indemnity Agreement.

(d)          The execution and delivery of this Indemnity Agreement, and the performance of its obligations hereunder, have been duly and validly authorized by all necessary corporate action.

(e)          This Indemnity Agreement constitutes the legal, valid and binding obligation of the Indemnitor, enforceable against the Indemnitor in accordance with its terms, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership and other laws affecting creditors’ rights generally and by general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law), and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy.

(f)           Neither the execution and delivery by the Indemnitor of this Indemnity Agreement, nor the performance of its obligations hereunder, (i) conflicts with or violates or results in a breach of any of the provisions of, or constitutes a default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it or any of its property is bound or (ii) conflicts with or violates or constitutes a default or result in a material violation of any law, rule, regulation, order, judgment or decree to which Seller or its property is subject except, in the case of clauses (i) and (ii) above, such conflict, violation or default as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Indemnity Agreement.

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(g)          There are no legal or administrative proceedings or investigations pending or, to the actual knowledge of the Indemnitor, threatened, against it by any governmental authority or body or any arbitrator with respect to the Indemnitor, except as would not reasonably be expected to cause a material adverse effect on its ability to perform its obligations under this Indemnity Agreement.

(h)          No approval, authorization, declaration or consent of, or registration with, any governmental authority, other than those approvals, authorizations, declarations, consents or registrations received or completed as of the date hereof, is necessary for the execution or delivery by the Indemnitor of any of this Indemnity Agreement or the performance of its obligations hereunder except for ordinary course Securities Exchange Act of 1934 filings following the date of the Receivable Purchase Agreement, or except to the extent the failure to obtain such approval, authorization, declaration or consent of, or registration with, would not reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Indemnity Agreement.

SECTION 3.         Indemnity Agreement Absolute. The Indemnified Obligations shall be paid strictly in accordance with the terms of the Receivable Purchase Agreement and this Indemnity Agreement. This Indemnity Agreement is a primary obligation of the Indemnitor and not merely a contract of surety. The liability of the Indemnitor under this Indemnity Agreement shall be absolute, irrevocable and unconditional irrespective of:

(a)          any lack of validity, regularity or enforceability of the Receivable Purchase Agreement with respect to the Seller;

(b)          any failure on the part of the Purchaser or any other Person to exercise, or any delay in exercising, any right under the Receivable Purchase Agreement; or

(c)          any other circumstance which might otherwise constitute a defense available to, or a discharge of, Seller or the Indemnitor with respect to the Indemnified Obligations (including, without limitation, all defenses based on suretyship, and all defenses that Indemnitor or Seller may assert to the repayment of the Indemnified Obligations, including, without limitation, failure of consideration, statute of frauds, bankruptcy, lack of legal capacity, statute of limitations, lender liability, accord and satisfaction, and usury, other than, in each case (and including with respect to Section 4 herein), any defense (x) available to the Seller under the Receivable Purchase Agreement based on an act or omission of the Purchaser under the Receivable Purchase Agreement or (y) that the Indemnified Obligations have been paid in full).

The Indemnitor hereby agrees that if Seller is the subject of an Insolvency Event, it will not assert the pendency of such case or any order entered therein as a defense to the timely payment of the Indemnified Obligations. The Indemnitor hereby waives notice of or proof of reliance by the Purchaser upon this Indemnity Agreement, and the Indemnified Obligations shall conclusively be deemed to have been created, contracted, incurred, renewed, extended, amended or reduced (as to Seller only) in reliance upon this Indemnity Agreement.

For the avoidance of doubt, the terms of this Indemnity Agreement shall not be construed to require the Indemnitor to take any action under this Indemnity Agreement in connection with the servicing, administration or enforcement of the Purchased Receivable that Seller is not required to take under the Receivable Purchase Agreement.

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SECTION 4.        Waiver. The Indemnitor hereby waives, for the benefit of the Purchaser (a) any right to require the Purchaser, as a condition of payment or performance by the Indemnitor, to (i) proceed against Seller for payment of the Indemnified Obligations or any other Person or (ii) pursue any other remedy in the power of the Purchaser whatsoever for payment of the Indemnified Obligations; (b) any defense arising by reason of the incapacity, lack of authority or any disability of Seller, including any defense based on or arising out of the lack of validity or the unenforceability of the obligations of Seller under the Receivable Purchase Agreement or any agreement or instrument relating thereto; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal obligor; (d) any defense to payment hereunder based on an amendment to the Receivable Purchase Agreement or waiver of or any consent to departure from the Receivable Purchase Agreement effected without the consent of the Indemnitor; (e)(i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of the Indemnitor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting the Indemnitor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness or diligence; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or under the Receivable Purchase Agreement, notices of any renewal, extension or modification of the Indemnified Obligations or the Receivable Purchase Agreement; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

SECTION 5.        Right of Setoff. In addition to and not in limitation of all rights of offset that the Purchaser or any of its Affiliates may have under applicable law, and whether or not the Purchaser has made any demand, the Purchaser shall have the right to set off and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any and all deposits (general or special, time or demand, provisional or final, or any other type, but excluding any payroll, fiduciary, trust, withholding, or other similar accounts) at any time held and any other indebtedness at any time owing by the Purchaser to or for the credit or the account of the Indemnitor against any and all of the Indemnified Obligations then due and payable hereunder; provided, however, notwithstanding the foregoing, BOA shall not have the right to set off against the obligations of the Indemnitor hereunder (x) any obligation of BOA to make or maintain any loans in its capacity as lender to the Indemnitor (provided that the foregoing shall in no way be deemed to constitute a waiver of any right or remedy that BOA may have under any such facility for any breach, default or event of default with respect to the Indemnitor or any Affiliate) or (y) any fiduciary, trust, withholding, or other similar accounts held for the Seller by BOA. If the Purchaser exercises any of its rights under this Section 5, the Purchaser shall provide notice to the Indemnitor of such exercise, provided that the failure to give such notice shall not affect the validity of the exercise of such rights. Notwithstanding anything to the contrary herein, the Purchaser shall not exercise any right of setoff in this Section 5 with respect to any amounts that are subject to a bona fide dispute resolution pursuant to Section 17 of the Receivable Purchase Agreement.

14

SECTION 6.        Termination. Upon (i) payment by the Indemnitor of the full amount of the Indemnified Obligations or (ii) the occurrence of the Termination Date, this Indemnity Agreement shall be deemed of no further force and effect (the “Indemnity Agreement Termination Date”); provided, that to the extent that the Purchaser has made a claim hereunder prior to the Indemnity Agreement Termination Date, the Indemnity Agreement Termination Date solely with respect to such claim shall be extended until such claim has been resolved (i) to the satisfaction of the Purchaser or (ii) by a court of competent jurisdiction on a final and non-appealable basis. Notwithstanding anything to the contrary contained herein, in the event any payment made to, or other amount or value received by the Purchaser with respect to the Indemnified Obligations is avoided, rescinded, set aside or must otherwise be returned or repaid by the Purchaser whether in any bankruptcy, reorganization, insolvency or similar proceeding involving Seller, the Indemnitor or otherwise, the Indemnified Obligations shall be reinstated (without any further action by any party) and shall be enforceable against the Indemnitor and its respective successors or assigns.

SECTION 7.        General Provisions. The provisions of Section 16 and Section 18 of the Receivable Purchase Agreement shall apply to this Indemnity Agreement, mutatis mutandis.

[signature page follows]

15

IN WITNESS WHEREOF, the Indemnitor has duly executed and delivered this Indemnity Agreement as of the date first written above.

RITE AID CORPORATION,
as the Indemnitor

By:
Name:
Title:

ACKNOWLEDGED AND AGREED TO:

PART D RECEIVABLE TRUST 2020-1,
as Purchaser

By:
Name:
Title:

Exhibit B

Execution Version

Exhibit C

Form of Secretary’s Certificate of Seller

ENVISION INSURANCE COMPANY
Secretary’s Certificate

February 19, 2020

Organization Name: Envision Insurance Company

State Where Organized: Ohio

Type of Organization:	☒ Corporation	☐ Limited Liability Organization	☐ Partnership
	☐ Association	☐ Sole Proprietorship	☐____________
(indicate other)

I, Robert B. Weinberg, DO HEREBY CERTIFY that I am an officer of, and authorized to certify on behalf of, the above named organization (the “Organization”), that I am the keeper of the minutes and records of the Organization, and that as of the date of this Certificate:

1.            Each of the persons named on Exhibit A attached hereto presently holds the office in the Organization set forth next to such person’s name, and next to the specification of the office held by each such person is a genuine specimen of such person’s signature.

2.            Attached hereto as Exhibit B and Exhibit C, respectively, are true, correct and complete copies of the articles of incorporation and the by-laws of the Organization as in effect on the date hereof;

3.            Attached hereto as Exhibit D is a true, correct and complete copy of certain resolutions of the Organization, which resolutions were duly adopted by the board of directors of the Organization and have not been amended, modified or rescinded since their adoption and remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, I, the undersigned, have duly executed this Certificate on behalf of the Organization as of the date first written above.

By:
	Name:	Robert B. Weinberg
	Title:	Senior Vice President, General Counsel and Secretary

I, Thomas J. Welsh, the duly elected, qualified and acting Chief Financial Officer & Executive Vice President of the Organization, do hereby certify as of the date first written above that Robert B. Weinberg is the duly elected, qualified and acting Senior Vice President, General Counsel & Secretary of the Organization and, as such, is authorized to execute this Certificate on behalf of the Organization, and that the signature set forth above is the genuine signature of such person.

By:
	Name:	Thomas J. Welsh
	Title:	Chief Financial Officer & Executive Vice President

Exhibit C

Exhibit D

Form of Uniform Commercial Code Financing Statement

See attached.

Exhibit D

[redacted]

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS

A. NAME & PHONE OF CONTACT AT FILER (optional)

B. E-MAIL CONTACT AT FILER (optional)

C. SEND ACKNOWLEDGMENT TO: (Name and Address)

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR'S NAME: Provide only one Debtor name (1a or 1b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor's name); if any part of the Individual Debtor's name will not fit in line 1b, leave all of item 1 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

1a. ORGANIZATION'S NAME: **Envision Insurance Company**

OR

1b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
1c. MAILING ADDRESS	**CITY**	**STATE**	**POSTAL CODE**	**COUNTRY**
8957 Canyon Falls Blvd	Twinsburg	OH	44118	USA

2. DEBTOR'S NAME: Provide only one Debtor name (2a or 2b) (use exact, full name; do not omit, modify, or abbreviate any part of the Debtor's name); if any part of the Individual Debtor's name will not fit in line 2b, leave all of item 2 blank, check here ☐ and provide the Individual Debtor information in item 10 of the Financing Statement Addendum (Form UCC1Ad)

2a. ORGANIZATION'S NAME

OR

2b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
2c. MAILING ADDRESS	**CITY**	**STATE**	**POSTAL CODE**	**COUNTRY**

3. SECURED PARTY'S NAME (or NAME of ASSIGNEE of ASSIGNOR SECURED PARTY): Provide only one Secured Party name (3a or 3b)

3a. ORGANIZATION'S NAME: **Part D Receivable Trust 2020-1**

OR

3b. INDIVIDUAL'S SURNAME	FIRST PERSONAL NAME	ADDITIONAL NAME(S)/INITIAL(S)		SUFFIX
3c. MAILING ADDRESS	**CITY**	**STATE**	**POSTAL CODE**	**COUNTRY**
c/o U.S. Bank Trust National Association, Delle Donne Corporate Center 1011 Centre Road, Suite 203	Wilmington	DE	19805	USA

4. COLLATERAL: This financing statement covers the following collateral:

All of the right, title and interest of Envision Insurance Company ("Seller") in the 2019 Medicare Part D final reconciliation payment anticipated to be paid by the Centers for Medicare & Medicaid Services, an agency within the U.S. Department of Health and Human Services ("CMS"), to Seller on or about October 30, 2020 pursuant to a contract, dated September 18, 2018, between CMS and Seller (the "Assigned Payment"). The Assigned Payment has been sold to Part D Receivable Trust 2020-1 by Seller pursuant to a purchase agreement, dated February 19, 2020, as amended and in effect from time to time (the "Purchase Agreement"). Under certain circumstances, the Purchase Agreement provides that Seller has a right to a purchase price adjustment defined as the "Deferred Purchase Price" in the Purchase Agreement.

5. Check only if applicable and check only one box: Collateral is ☐ held in a Trust (see UCC1Ad, item 17 and Instructions) ☐ being administered by a Decedent's Personal Representative

6a. Check only if applicable and check only one box: ☐ Public-Finance Transaction ☐ Manufactured-Home Transaction ☐ A Debtor is a Transmitting Utility

6b. Check only if applicable and check only one box: ☐ Agricultural Lien ☐ Non-UCC Filing

7. ALTERNATIVE DESIGNATION (if applicable): ☐ Lessee/Lessor ☐ Consignee/Consignor ☑ Seller/Buyer ☐ Bailee/Bailor ☐ Licensee/Licensor

8. OPTIONAL FILER REFERENCE DATA:
Ohio Secretary of State

FILING OFFICE COPY — UCC FINANCING STATEMENT (Form UCC1) (Rev. 04/20/11)

International Association of Commercial Administrators (IACA)

Exhibit E

Form of True Sale Opinion

[*****]

Exhibit E

Exhibit F

Forms of Opinions

[*****]

Exhibit F

Exhibit G

Form of Secretary’s Certificate of Purchaser

OFFICER’S CERTIFICATE

OF

ADMINISTRATOR OF PART D RECEIVABLE TRUST 2020-1

The undersigned, an Authorized Signatory of Bank of America, N.A. as administrator (the “Trust Administrator”) of Part D Receivable Trust 2020-1 (the “Trust”), hereby certifies that in connection with the Receivable Purchase Agreement, dated as of February 19, 2020 (the “Receivable Purchase Agreement”), by and between Envision Insurance Company, as Seller and Servicer, and the Trust, as Purchaser with respect to Series A thereof, as follows:

1.	Attached hereto as Exhibit A is a true and complete copy of the Certificate of Trust of the Trust as in full force and effect as of the date hereof;

2.	Attached hereto as Exhibit B is a true and complete copy of the Amended and Restated Trust Agreement of the Trust as in full force and effect as of the date hereof; and

3.	Attached hereto as Exhibit C is a certificate of the Secretary of State of the State of Delaware to the effect that the Trust is in good standing in its domicile state of Delaware.

Capitalized terms used herein but not defined herein have the meanings given to them in the Amended and Restated Trust Agreement of the Trust, dated as of February 19, 2020, by and among Bank of America, N.A. as depositor, U.S. Bank Trust National Association, as owner trust trustee and U.S. Bank National Association, as certificate registrar and as trust paying agent or in the Administration Agreement, dated as of February 19, 2020, by and between the Trust, as owner trust and Bank of America, N.A., as administrator.

[Signature Page Follows]

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IN WITNESS WHEREOF, I have hereunto signed my name this ____ day of February, 2020.

By: Authorized Signatory

Exhibit G

Exhibit H

Payment Reconciliation

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Exhibit H

Exhibit I

Example of CMS Monthly Plan Payment Report

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Exhibit I

Execution Version

Exhibit J

Form of Confidentiality Agreement

February 19, 2020

Envision Insurance Company

8957 Canyon Falls Blvd
Twinsburg, OH 44087

Dear Mr. Weinberg:

This letter agreement (this "Agreement") concerns certain activities that may be undertaken by and among Envision Insurance Company ("you") and Part D Receivable Trust 2020-1 (the "Purchaser") and Bank of America, National Association ("BOFA" and, together with the Purchaser, the "BOFA Parties") (both you and the BOFA Parties may hereafter be referred to collectively as "Parties" and individually as a "Party"). You and your Representatives (defined below) may provide the BOFA Parties and their Representatives with Confidential Information (defined below) with respect to Purchaser’s acquisition of a Medicare Part D Receivable pursuant to a receivable purchase agreement, dated as of the date hereof, between you and the Purchaser (such receivable purchase agreement, the "Receivable Purchase Agreement" and the transactions contemplated by the Receivable Purchase Agreement, the "Transaction").

For purposes of this Agreement:

•	"Confidential Information" means all non-public, confidential or proprietary information, data, reports, interpretations, forecasts and records containing or otherwise reflecting information provided pursuant to the Receivable Purchase Agreement or otherwise in connection with the Transaction and relating to the Transaction that is furnished on or after the date (the "Effective Date") of this Agreement by you (the "Disclosing Party") or on your behalf to the BOFA Parties (the "Receiving Party"). All information provided under Sections 5(g) and 5(i) of the Receivable Purchase Agreement shall be considered Confidential Information. Confidential Information does not include (a) information which was or becomes generally available to the public other than as a result of a disclosure by the Receiving Party or its Representatives in breach of this Agreement, (b) information which was in the possession of the Receiving Party or its Representatives prior to its disclosure by the Disclosing Party, (c) information obtained by the Receiving Party or its Representatives from a third party without, to the Receiving Party's knowledge with respect to such third party, breach of such third party's obligations of confidentiality to you, or (d) information that is independently developed by the Receiving Party or its Representatives without reference to the Confidential Information.

•	"Representative" means, as to any person, while acting in such capacity, such person's affiliates and its and their respective directors, officers, employees, agents, advisors (including, without limitation, financial advisors, legal counsel, consultants and accountants), auditors, accountants and controlling persons.

•	"Person" shall be broadly interpreted to include, without limitation, any corporation, company, partnership, other entity or individual.

The Receiving Party hereby agrees to keep all Confidential Information confidential and not to disclose any Confidential Information to any person other than those of its respective Representatives who have a reasonable need to know the Confidential Information for the purpose of evaluating, negotiating, executing, administering or enforcing the Transaction. Further, Receiving Party will protect the confidentiality of the Confidential Information in the same manner as it protects the confidentiality of its own proprietary and confidential information of like kind, and with no less than reasonable care. The Receiving Party hereby accepts responsibility for any breach of this Agreement by any of its Representatives. Notwithstanding anything to the contrary contained herein, Receiving Party and its Representatives may disclose the Confidential Information or any portion thereof without notice to the Disclosing Party, to any governmental agency, regulatory authority or self-regulatory authority (including, without limitation, to bank and securities examiners and/or to meet any regulatory reporting obligations) having or claiming to have authority to regulate or oversee any aspect of the Receiving Party's business or that of its affiliates in connection with the exercise of such authority or claimed authority; provided, however, that (except for required periodic disclosures) (i) to the extent legally permissible and practicable, the Receiving Party or its Representatives as applicable provides prior written notice of such disclosure to the Disclosing Party and takes reasonable and lawful actions to avoid and/or minimize the extent of such disclosure and (ii) notwithstanding the foregoing, Receiving Party or its Representatives, as applicable, shall have no obligation pursuant to subsection (i) of this section if it determines that such actions would be inconsistent with its legal obligations or lawful interests in connection with such a legal, governmental or judicial requirement or request. The Disclosing Party, at its sole cost and expense, may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement with respect to such disclosure. In the event that the Disclosing Party is unable to obtain such protective order or other appropriate remedy or the receipt of a waiver, the Receiving Party will furnish only that portion of the Confidential Information which it is advised by counsel (which may be its in-house legal department) is legally required.

Upon the written request of the Disclosing Party, but not earlier than the Termination Date (as defined in the Receivable Purchase Agreement), the Receiving Party will, (i) promptly return all Confidential Information furnished to the Receiving Party by or on behalf of the Disclosing Party or the Receiving Party shall destroy all Confidential Information and (ii) promptly destroy all notes, analyses, compilations, studies, interpretations, memoranda or other documents prepared by the Receiving Party or its Representatives to the extent they contain Confidential Information; provided, however, that electronic copies of or containing Confidential Information that are automatically generated through data backup and/or archiving systems and which are not readily accessible by the Receiving Party's business personnel (the "electronic copies"), shall not be deemed to violate this Agreement, so long as such Confidential Information is not disclosed or used in violation of the terms of this Agreement. Notwithstanding the foregoing, the Receiving Party may retain such copies of Confidential Information as required by applicable law, rule or regulation and Receiving Party's internal document retention policies and procedures. Any materials so retained shall remain subject to the terms and conditions of this Agreement for the period provided herein.

It is further understood and agreed that any breach of this Agreement by the Receiving Party or any of its Representatives may result in irreparable harm to the Disclosing Party, that money damages may not be a sufficient remedy for any such breach of this Agreement, and that the Disclosing Party shall be entitled to seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Notwithstanding anything to the contrary contained herein, Receiving Party and its Representatives shall not be liable for any consequential, indirect, punitive or special losses or damages (including, but not limited to, lost profits, lost earnings and loss of production) incurred by the Disclosing Party or its Representatives in connection with Receiving Party's performance or failure to perform any of its obligations under this Agreement, or the breach of any representation, warranty or other obligation hereunder, whether expressed or implied and whether such damages are claimed under breach of warranty, breach of contract, tort, or other theory or cause of action at law or in equity.

Notwithstanding anything to the contrary set forth in this Agreement, either Party or its respective Representatives shall be able to disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of any transaction(s) contemplated hereby and all materials of any kind (including opinions and other tax analyses) that are provided relating to such tax treatment and tax structure.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in that state. EACH PARTY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF EITHER PARTY RELATING TO OR ARISING FROM THIS AGREEMENT. In addition, each party consents to the jurisdiction of the courts of the State of New York and the United States District Court, in each case located in the County of New York, State of New York, in any proceeding arising from or relating to this Agreement.

This Agreement contains the entire agreement between the parties hereto as to the subject matter hereof and concerning confidentiality of the Confidential Information, and no modification of this Agreement or waiver of the terms and conditions hereof shall be binding upon either party, unless approved in writing by each party. This Agreement shall be binding upon and inure solely to the benefit of each party and its respective successors and assigns and supersedes any prior or contemporaneous communications, representations or agreements, whether oral or written, with respect to the subject matter hereof.

This Agreement shall terminate two (2) years after the Effective Date.

This Agreement may be executed in one or more counterparts, and by the different Parties hereto in separate counterparts and delivered by facsimile or other electronic transmission, each of which when executed shall be effective as delivery of a manually executed counterpart thereof and which taken together shall constitute one and the same Agreement.

Notwithstanding anything to the contrary in this Agreement, the Parties agree that nothing shall preclude the BOFA Parties and their affiliates in any manner or in any way from providing, arranging or participating in any financing for, providing advisory or other services to third parties in, or acting as a principal in, transactions which may involve you and your Representatives, provided that the BOFA Parties and their affiliates shall not disclose any Confidential Information in connection therewith.

It is further acknowledged by the Parties that this Agreement does not obligate either Party to enter into any further agreement or to proceed with or participate in any further transaction or refrain from entering into any further agreement or further negotiations with any Party.

IN WITNESS WHEREOF, by signing below, the Parties hereby agree to the above terms and conditions of this Agreement and intend to be legally bound thereby as of the date first above written.

ENVISION INSURANCE COMPANY

By:
Name:
Title:

BANK OF AMERICA, NATIONAL ASSOCIATION

By:
Name:
Title:

PART D RECEIVABLE TRUST 2020-1

By:
Name:
Title:

Exhibit J